EXHIBIT 10.5

                           REVOLVING CREDIT AGREEMENT

                                     among

                                 SEITEL, INC.,

                           THE LENDERS PARTY HERETO,

                                      and

                       THE FIRST NATIONAL BANK OF CHICAGO

                                    as Agent




                                  dated as of

                                 JULY 22, 1996



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                                TABLE OF CONTENTS

ARTICLE I      DEFINITIONS................................................... 1

ARTICLE II     THE CREDITS.................................................. 18

     2.1.      Commitment................................................... 18
     2.2.      Facility Amount.............................................. 18
     2.3.      Termination ................................................. 18
     2.4.      Ratable Advances............................................. 18
     2.4.1.    Ratable Loans................................................ 18
     2.4.2.    Ratable Advance Rate Options................................. 19
     2.4.3.    Method of Selecting Types and Interest Periods
                    for New Ratable Advances................................ 19
     2.4.4.    Conversion and Continuation of Outstanding Ratable
                    Advances................................................ 19
     2.5.1.    Competitive Bid Option....................................... 20
     2.5.2.    Competitive Bid Quote Request................................ 20
     2.5.3.    Invitation for Competitive Bid Quotes........................ 21
     2.5.4.    Submission and Contents of Competitive Bid Quotes............ 21
     2.5.5.    Notice to Borrower........................................... 22
     2.5.6.    Acceptance and Notice by Borrower............................ 22
     2.5.7.    Allocation by Agent.......................................... 23
     2.5.8.    Competitive Bid Auction Fees................................. 23
     2.6.      Commitment Fee; Voluntary and Mandatory Reductions
                    in Aggregate Commitment................................. 23
     2.7.      Minimum Amount of Each Advance............................... 24
     2.8.      Optional Principal Payments.................................. 24
     2.9.      Changes in Interest Rate, etc................................ 24
     2.10.     Rates Applicable After Default............................... 25
     2.11.     Method of Payment............................................ 25
     2.12.     Notes; Telephonic Notices.................................... 25
     2.13.     Interest Payment Dates; Interest and Fee Basis............... 26
     2.14.     Notification of Advances, Interest Rates, Prepayments
                    and Commitment Reductions............................... 26
     2.15.     Lending Installations........................................ 26
     2.16.     Non-Receipt of Funds by the Agent............................ 26
     2.17.     Optional Increase in the Aggregate Commitment................ 27

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ARTICLE III    CHANGE IN CIRCUMSTANCES...................................... 29
     3.1.      Yield Protection............................................. 29
     3.2.      Changes in Capital Adequacy Regulations...................... 30
     3.3.      Availability of Types of Advances............................ 30
     3.4.      Funding Indemnification...................................... 30
     3.5.      Lender Statements; Survival of Indemnity..................... 31

ARTICLE IV     CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION.............. 31
     4.1.      Initial Advance.............................................. 31
     4.2.      Each Advance................................................. 33
     4.3.      Withholding Tax Exemption.................................... 33
     4.4.      Replacement of Lenders....................................... 34

ARTICLE V      REPRESENTATIONS AND WARRANTIES............................... 34
     5.1.      Organization; Power and Authority............................ 34
     5.2.      Authorization and Validity................................... 35
     5.3.      Accuracy of Information...................................... 35
     5.4.      Organization and Ownership of Shares of Restricted
                    Subsidiaries; Affiliates. .............................. 35
     5.5.      Financial Statements......................................... 36
     5.6.      Material Adverse Change...................................... 36
     5.7       No Conflict or Violation..................................... 36
     5.8.      Governmental Authorizations.................................. 37
     5.9.      Litigation; Observance of Agreements, Statutes
                    and Orders.............................................. 37
     5.10.     Taxes. ...................................................... 37
     5.11.     Title to Property; Leases.................................... 37
     5.12.     Licenses, Permits, etc....................................... 38
     5.13.     Compliance with ERISA........................................ 38
     5.14.     Margin Regulations........................................... 39
     5.15.     Existing Debt; Future Liens.................................. 39
     5.16.     Status under Certain Statutes................................ 40
     5.17.     Environmental Matters........................................ 40

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ARTICLE VI     COVENANTS.................................................... 41
     6.1.      Financial Reporting.......................................... 41
     6.2.      Officer's Certificate........................................ 45
     6.3.      Use of Proceeds.............................................. 46
     6.4.      Corporate or Partnership Existence; Conduct
                    of Business............................................. 46
     6.5.      Pari Passu. ................................................. 46
     6.6.      Subsidiary Guaranty. ........................................ 46
     6.7.      Payment of Taxes and Claims.................................. 47
     6.8.      Insurance.................................................... 47
     6.9.      Compliance with Laws......................................... 47
     6.10.     Maintenance of Properties.................................... 47
     6.11.     Inspection................................................... 48
     6.12.     Restricted Payments and Restricted Investments............... 48
     6.13.     Merger and Consolidation..................................... 49
     6.14.     Sale of Assets............................................... 50
     6.15.     Liens........................................................ 53
     6.16.     Limitations on Certain Restricted Subsidiary
                    Actions................................................. 55
     6.17.     Affiliate Transactions....................................... 56
     6.18.     Net Worth.................................................... 56
     6.19.     Interest Coverage............................................ 56
     6.20.     Debt Incurrence. ............................................ 57

ARTICLE VII    DEFAULTS..................................................... 57

ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............... 60
     8.1.      Acceleration................................................. 60
     8.2.      Amendments................................................... 60
     8.3.      Preservation of Rights....................................... 61

ARTICLE IX     GENERAL PROVISIONS........................................... 61
     9.1.      Survival of Representations.................................. 61
     9.2.      Governmental Regulation...................................... 61
     9.3.      Taxes........................................................ 61
     9.4.      Headings..................................................... 61
     9.5.      Entire Agreement............................................. 61
     9.6.      Several Obligations; Benefits of this Agreement.............. 62
     9.7.      Expenses; Indemnification.................................... 62
     9.8.      Numbers of Documents......................................... 62
     9.9.      Accounting................................................... 62
     9.10.     Severability of Provisions................................... 62
     9.11.     Nonliability of Lenders...................................... 63
     9.12.     Confidentiality.............................................. 63
     9.13.     Nonreliance.................................................. 63
     9.14.     Maximum Rate................................................. 63
     9.15.     ERISA Representation by Lenders. ............................ 64

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ARTICLE X  THE AGENT........................................................ 64
     10.1.     Appointment; Nature of Relationship.......................... 64
     10.2.     Powers....................................................... 65
     10.3.     General Immunity............................................. 65
     10.4.     No Responsibility for Loans, Recitals, etc................... 65
     10.5.     Action on Instructions of Lenders............................ 65
     10.6.     Employment of Agents and Counsel............................. 65
     10.7.     Reliance on Documents; Counsel............................... 66
     10.8.     Agent's Reimbursement and Indemnification.................... 66
     10.9.     Notice of Default............................................ 66
     10.10.    Rights as a Lender........................................... 66
     10.11.    Lender Credit Decision....................................... 67
     10.12.    Successor Agent.............................................. 67
     10.13.    Agent's Fee.................................................. 67

ARTICLE XI     SETOFF; RATABLE PAYMENTS..................................... 68
     11.1.     Setoff....................................................... 68
     11.2.     Ratable Payments............................................. 68

ARTICLE XII    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............ 68
     12.1.     Successors and Assigns....................................... 68
     12.2.     Participations............................................... 69
     12.2.1.   Permitted Participants; Effect............................... 69
     12.2.2.   Voting Rights................................................ 69
     12.2.3.   Benefit of Setoff............................................ 69
     12.3.     Assignments.................................................. 70
     12.3.1.   Permitted Assignments........................................ 70
     12.3.2.   Effect; Effective Date....................................... 70
     12.4.     Dissemination of Information................................. 70
     12.5.     Tax Treatment................................................ 71

ARTICLE XIII   NOTICES...................................................... 71
     13.1.     Notices...................................................... 71
     13.2.     Change of Address............................................ 71

ARTICLE XIV    COUNTERPARTS................................................. 71

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ARTICLE XV     CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER
                    OF JURY TRIAL........................................... 72
     15.1.     CHOICE OF LAW................................................ 72
     15.2.     CONSENT TO JURISDICTION...................................... 72
     15.3.     WAIVER OF JURY TRIAL......................................... 72

EXHIBIT "A"    RATABLE NOTE................................................. 75

EXHIBIT "B"    COMPETITIVE BID NOTE......................................... 77

EXHIBIT "C"    COMPETITIVE BID QUOTE REQUEST................................ 79

EXHIBIT "D"    INVITATION FOR COMPETITIVE BID QUOTES........................ 80

EXHIBIT "E"    COMPETITIVE BID QUOTE........................................ 81

EXHIBIT "F"    FORM OF OPINION.............................................. 83

EXHIBIT "G"    COMPLIANCE CERTIFICATE....................................... 89

SCHEDULE I TO COMPLIANCE CERTIFICATE........................................ 91

SCHEDULE II TO COMPLIANCE CERTIFICATE
         Rate Determination................................................. 92

SCHEDULE III TO COMPLIANCE CERTIFICATE
         Reports and Deliveries............................................. 93

EXHIBIT "H"    ASSIGNMENT AGREEMENT......................................... 94

SCHEDULE 1 to Assignment Agreement.......................................... 99

EXHIBIT "I"    LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION.............. 103

EXHIBIT "J"    FORM OF SUBSIDIARY GUARANTY................................. 104

ANNEX I [FORM OF JOINDER AGREEMENT]........................................ 114

EXHIBIT "K"    FORM OF OPINION TO ACCOMPANY JOINDER AGREEMENT.............. 116

EXHIBIT "L"    FORM OF LENDER ASSUMPTION AGREEMENT......................... 121

SCHEDULES.................................................................. 124


                                        iv

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                     SEITEL, INC. REVOLVING CREDIT AGREEMENT


         This Agreement, dated as of July 22, 1996, is among Seitel, Inc., a Delaware corporation, the Lenders and The First National Bank of Chicago, as Agent. The parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         As used in this Agreement:

         "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower.

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.5.

         "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than one and not more than twenty-nine days, commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day, unless such next succeeding Business Day is after the Facility Termination Date, in which case such Absolute Rate Interest Period shall end on the next preceding Business Day.

         "Absolute Rate Loan" means a Loan which bears interest at the Absolute Rate.

         "Acceptable Bank" means any bank or trust company (y) which is organized under the laws of the United States of America or any State thereof and (z) which has capital, surplus and undivided profits aggregating at least Five Hundred Million Dollars ($500,000,000).

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the



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most recent  transaction  in a series of  transactions)  at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower on the same Borrowing Date (or date of conversion or continuation), at the same Rate Option and, in the case of Fixed Rate Advances, for the same Interest Period.

         "Affiliate" means, at any time, (i) with respect to any Person other than the Borrower, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person, and (ii) with respect to the Borrower, a Person (other than a Wholly-Owned Restricted Subsidiary), (a) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Borrower, (b) that at such time beneficially owns or holds, directly or indirectly, ten percent (10%) or more of the Voting Stock of the Borrower, or (c) ten percent (10%) or more of the Voting Stock of which is at such time beneficially owned or held by the Borrower or any one or more of its Subsidiaries.

         "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.


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         "Alternate Base Rate" means,  for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Commitment Fee" means (i) during any Level 1 Period, 0.225% per annum, (ii) during any Level 2 Period, 0.25% per annum, (iii) during any Level 3 Period, 0.30% per annum and (iv) during any Level 4 Period, 0.375% per annum, provided that all adjustments to the Applicable Commitment Fee shall be effective commencing on the fifth Business Day after (x) the delivery of financial statements showing the required ratio for the applicable Level or (y) the Agent becomes aware that the Borrower or any Subsidiary has incurred additional Indebtedness which would affect the calculation of the Debt to Cash Flow from Operations Ratio, and provided further that in the event that the Borrower shall at any time fail to furnish to the Agent the financial statements required to be delivered pursuant to Sections 6.1(a) and (b) or fail to notify the Agent, pursuant to Section 6.1(j), of the incurrence of any such Indebtedness, the maximum Applicable Commitment Fee shall apply until such time as such financial statements are so delivered or the Agent is notified of the incurrence of such Indebtedness, as the case may be.

         "Applicable Margin" means (i) during any Level 1 Period, 0.625% per annum with respect to Eurodollar Loans and 0.00% with respect to Floating Rate Loans, (ii) during any Level 2 Period, 0.75% per annum with respect to Eurodollar Loans and 0.00% with respect to Floating Rate Loans, (iii) during any Level 3 Period, 1.0% per annum with respect to Eurodollar Loans and 0.00% with


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respect to  Floating  Rate Loans and (iv)  during any Level 4 Period,  1.50% per annum with respect to Eurodollar Loans and 0.50% with respect to Floating Rate Loans, provided that all adjustments to the Applicable Margin shall be effective commencing on the fifth Business Day after (x) the delivery of financial statements showing the required ratio for the applicable Level or (y) the Agent becomes aware that the Borrower or any Subsidiary has incurred additional Indebtedness which would affect the calculation of the Debt to Cash Flow from Operations Ratio, and provided further that in the event that the Borrower shall at any time fail to furnish to the Agent the financial statements required to be delivered pursuant to Sections 6.1(a) and (b) or fail to notify the Agent, pursuant to Section 6.1(j), of the incurrence of any such Indebtedness, the maximum Applicable Margin for such Type of Advance shall apply until such time as such financial statements are so delivered or the Agent is notified of the incurrence of such Indebtedness, as the case may be.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President, Executive Vice President, Chief Financial Officer or Chief Accounting Officer of the Borrower, acting singly.

         "Borrower" means Seitel, Inc., a Delaware corporation, and its permitted successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" means a Ratable Borrowing Notice, a Competitive Bid Borrowing Notice, or both, as the context may require.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of


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substantially all of their commercial  lending  activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

         "Capital Lease" of a Person means any lease of Property by such Person as lessee with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with Agreement Accounting Principles.

         "Capital Lease Obligations" of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Ratable Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in Section 2.5.6.

         "Competitive Bid Loan" means an Absolute Rate Loan.

         "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "B" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "E" hereto completed and delivered by a Lender to the Agent in accordance with Section 2.5.4.


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         "Competitive  Bid Quote Request" means a Competitive  Bid Quote Request substantially in the form of Exhibit "C" hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.5.2.

         "Consolidated Debt" means, as of any date of determination, the total of all Debt of the Borrower and the Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and the Restricted Subsidiaries prepared in accordance with Agreement Accounting Principles.

         "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and the Restricted Subsidiaries in accordance with Agreement Accounting Principles): (i) all interest in respect of Debt of the Borrower and the Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (ii) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with Agreement Accounting Principles, after eliminating all offsetting debits and credits between the Borrower and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and the Restricted Subsidiaries in
accordance with Agreement Accounting Principles, provided that there shall be excluded: (i) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets), (ii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner by the Borrower or any Restricted Subsidiary, realized by such other Person prior to the date of acquisition, (iii) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to
include,   without   limitation,   (1)  all  non-current   assets  and,  without
duplication,  (2) the  following,  whether  or not  current:  all fixed  assets,


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whether  tangible or  intangible,  all inventory  sold in  conjunction  with the disposition of fixed assets, and all securities), (v) any portion of such net income that cannot be freely converted into United States Dollars, (vi) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such
Restricted   Subsidiary   in  the  form  of  cash   dividends  or  similar  cash
distributions, (vii) any gain arising from the acquisition of any security, or the extinguishment, under Agreement Accounting Principles, of any Debt, of the Borrower or any Restricted Subsidiary, (viii) any net income or gain or any net loss during such period from (1) any change in accounting principles in accordance with Agreement Accounting Principles or (2) any prior period adjustments resulting from any change in accounting principles in accordance with Agreement Accounting Principles, and (ix) any net income or gain (but not any net loss) during such period from (1) any extraordinary items or (2) any discontinued operations or the disposition thereof.

         "Consolidated Net Worth" means, at any time, the total stockholders' equity which would be shown in consolidated financial statements of the Borrower and the Restricted Subsidiaries prepared at such time in accordance with Agreement Accounting Principles.

         "Consolidated Tangible Assets" means, at any time, Consolidated Total Assets at such time, minus (i) deferred assets, other than prepaid expenses which are refundable; (ii) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles; (iii) unamortized debt discount and expense; and (iv) all other Property which would be classified as intangible under Agreement Accounting Principles.

         "Consolidated Total Assets" means, at any time, the amount at which the total assets of the Borrower and the Restricted Subsidiaries would be shown in consolidated financial statements of the Borrower and the Restricted
Subsidiaries prepared at such time in accordance with Agreement Accounting Principles, after deduction of depreciation, amortization and all other properly deductible valuation reserves.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common Control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.4.4.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "Debt" means, with respect to any Person, without duplication, (i) its obligations for borrowed money; (ii) its obligations in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money); (iii) its obligations that are evidenced by bonds, notes, debentures or similar instruments; (iv) its obligations for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all obligations created or arising under any conditional sale or other title retention agreement with respect to any such Property); (v) its Capital Lease Obligations; (vi) its obligations in respect of all mandatorily redeemable preferred stock of such Person; (vii) its obligations for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such obligations); and (viii) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (i) through (vii) hereof. Debt of any Person shall include all obligations of such Person of the character described in clauses (i) through
(viii) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Agreement Accounting Principles.

         "Debt to Cash Flow from Operations Ratio" means, for any fiscal quarter of the Borrower and its Restricted Subsidiaries on a consolidated basis, the ratio of (i) Debt outstanding on the last day of such quarter to (ii) the sum of
(a) Consolidated Net Income for such quarter, plus (b) to the extent deducted in determining Consolidated Net Income, the amount of all depreciation, depletion and amortization allowances of the Borrower and the Restricted Subsidiaries for such quarter, plus (c) to the extent deducted in determining Consolidated Net Income, deferred taxes of the Borrower and the Restricted Subsidiaries for such quarter.

         "Default" means an event described in Article VII.

         "Designated Portion" is defined in Section 6.14.

         "Disposition Value" is defined in Section 6.14.

         "Distribution" means, in respect of any corporation, association or other business entity: (i) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and (ii) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

         "EBITDA" means, in respect of any period, Consolidated Net Income for such period minus (i) to the extent added in the computation of such Consolidated Net Income, each of the following: (1) extraordinary gains, net of extraordinary losses, and (2) gains, net of losses, arising from the disposition of Property other than in the ordinary course of business, plus (ii) to the extent deducted in the computation of such Consolidated Net Income, each of the following: (1) Consolidated Interest Expense, net of interest and other investment income, (2) taxes imposed on or measured by income or excess profits of the Borrower and the Restricted Subsidiaries, (3) the amount of all depreciation, depletion and amortization allowances and other non-cash expenses of the Borrower and the Restricted Subsidiaries, (4) extraordinary losses, net of extraordinary gains, and (5) losses, net of gains, arising from the disposition of Property other than in the ordinary course of business.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equity Interest" means (i) the outstanding Voting Stock of a corporation or other business entity, (ii) the interest in the capital or profits of a corporation, limited liability company, partnership or joint venture, or (iii) the beneficial interest in a trust or estate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated) that is treated as a single employer together with the Borrower under section 414 of the Code.

          "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity approximately equal to such Eurodollar Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Base Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall be the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant portion of the Eurodollar Advance and having a maturity approximately equal to such Eurodollar Interest Period.

         "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "Eurodollar  Loan" means a Loan which  bears  interest at a  Eurodollar
     Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Transfer" is defined in Section 6.14.

         "Facility Termination Date" means July 22, 1999 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell, respectively).

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fixed Rate" means the Eurodollar Rate or the Absolute Rate.

         "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Friendly Acquisition" means an Acquisition which has been either (a) not disapproved by the board of directors of the corporation, or the managing body of the firm, which is the subject of such Acquisition after such board or managing body has been given the opportunity to consider such Acquisition or (b) recommended by such board to the shareholders of such corporation and, if required by applicable law, approved by such shareholders, and excluding in any event any Acquisition involving an "unfriendly" or contested tender offer.

         "Governmental Authority" means (i) the government of (1) the United States of America or any State or other political subdivision thereof, or (2) any jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any Subsidiary, or (ii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such indebtedness or obligation or any Property constituting security therefor; (ii) to advance or supply funds (1) for the purchase or payment of such indebtedness or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "D" hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.5.3.

         "Intergroup Transfer" is defined in Section 6.14.

         "Investment" means any investment, made in cash or by delivery of Property, by the Borrower or any of its Subsidiaries in any Person, whether by acquisition of stock, indebtedness or other obligation or Security (including, without limitation, any interests in any partnership or joint venture), or by loan, Guaranty, advance, capital contribution or otherwise; provided that "Investment" does not include trade credit to the extent extended in the ordinary course of business.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Level 1 Period" means any period during which the Debt to Cash Flow from Operations Ratio for the most recently ended fiscal quarter was less than
1.0 to 1.0.

         "Level 2 Period" means any period which does not qualify as a Level 1 Period during which the Debt to Cash Flow from Operations Ratio for the most recently ended fiscal quarter was less than 2.0 to 1.0.

         "Level 3 Period" means any period which does not qualify as a Level 1 Period or a Level 2 Period during which the Debt to Cash Flow from Operations Ratio for the most recently ended fiscal quarter was less than 2.5 to 1.0.

         "Level 4 Period" means any period which does not qualify as a Level 1 Period, a Level 2 Period or a Level 3 Period.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Notes and the Subsidiary Guaranty.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Borrower and the Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Borrower and the Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement and the Notes,
(iii) the  ability  of any  Restricted  Subsidiary  to  perform  its  respective obligations under the Subsidiary Guaranty, or (iv) the validity or enforceability of this Agreement, the Subsidiary Guaranty or the Notes or the rights or remedies of the Agent or the Lenders thereunder.

         "Maximum Rate" is defined in Section 9.14.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Asset Sale Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of: (i) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (ii) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "Net Proceeds of Common Stock" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses incurred in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses) received by the Borrower and the Restricted Subsidiaries during such period from the sale of all common stock of the Borrower, including in such net proceeds: (i) the net amount paid upon issuance and exercise during such period of any right to acquire any common stock, or paid during such period to convert a convertible debt Security to common stock (but excluding any amount paid to the Borrower upon issuance of such convertible debt Security); and (ii) any amount paid to the Borrower upon issuance of any convertible debt Security that is converted to common stock during such period.

         "Notes" means, collectively, the Competitive Bid Notes and the Ratable Notes; and "Note" means any one of the Notes.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations"  means all unpaid  principal  of and  accrued  and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

         "Ordinary Course Transfer" is defined in Section 6.14.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the fifth Business Day following the end of each quarter.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate may have any liability.

         "Prepayment Transfer" is defined in Section 6.14.

         "Priority Debt" means, without duplication, the sum of (i) all Debt of the Borrower secured by a Lien permitted only by Section 6.15(j) and (ii) all Debt of Restricted Subsidiaries (except (x) Debt held by the Borrower or a

Wholly-Owned Restricted Subsidiary, (y) Debt of a Restricted Subsidiary that is an unsecured Guaranty of Senior Debt and that ranks pari passu with the obligations of the Restricted Subsidiaries under the Subsidiary Guaranty, and
(z) Debt of a Restricted Subsidiary secured by a Lien permitted by the provisions of Section 6.15(a) through (i), inclusive).

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Ratable Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Loans made by the Lenders to the Borrower at the same time, at the same Rate Option and for the same Interest Period.

         "Ratable Borrowing Notice" is defined in Section 2.4.3.

         "Ratable Loan" means a Loan made by a Lender pursuant to Section 2.4 hereof.

         "Ratable Note" means a promissory note in substantially the form of Exhibit "A" hereto, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

          "Rate Option" means the Eurodollar Rate, the Floating Rate or the Absolute Rate.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reinvested Transfer" is defined in Section 6.14.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted  Investments"  means all Investments  except the following:
(i) cash; (ii) Investments in one or more Restricted Subsidiaries or any Person engaged in the business referred to in Section 6.4 that concurrently with such Investment becomes a Wholly-Owned Restricted Subsidiary; (iii) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof; (iv) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof; (v) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and (vi) Investments in money market mutual funds that invest solely in so-called "money market" instruments maturing not more than one year after the acquisition thereof, which funds have assets in excess of Five Hundred Million Dollars ($500,000,000). For purposes of this Agreement, an Investment shall be valued at the lesser of (w) cost and (x) the value at which such Investment is to be shown on the books of the Borrower and the Restricted Subsidiaries in accordance with Agreement Accounting Principles.

         "Restricted Payment" means (i) any Distribution in respect of the Borrower or any Restricted Subsidiary (other than on account of capital stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Borrower or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Borrower of Securities which would constitute treasury stock; and (ii) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Borrower or any Restricted Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred). For purposes of this Agreement, the amount of any Restricted Payment made in Property shall be the greater of
(x) the Fair Market Value of such Property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         "Restricted Subsidiary" means and includes each and every Subsidiary other than any Subsidiary which, at the time of any determination hereunder, has been designated by the Board of Directors and by written notice of the Borrower to the Agent to be an Unrestricted Subsidiary; provided, in any event, that each of the following shall at all times constitute a Restricted Subsidiary: (i) each Subsidiary identified on Schedule 1; and (ii) each Subsidiary which owns, directly or indirectly, more than fifty percent (50%) of the Equity Interest of a Restricted Subsidiary.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security"  means  "security"  as  defined   in  Section  2(1)  of  the
Securities Act.

         "Senior Debt" means any Debt of the Borrower that is not in any manner subordinated in right of payment or security in any respect to the Obligations or to any other Debt of the Borrower.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Borrower.

         "Senior Notes" means, collectively, the Borrower's 7.17% Series A Senior Notes due December 30, 2001, the Borrower's 7.17% Series B Senior Notes due December 30, 2002 and the Borrower's 7.48% Series C Senior Notes due December 30, 2002.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subordinated Debt" means any Debt of the Borrower other than Senior Debt.

         "Subsidiary" means, as to any Person, any corporation, limited liability company, partnership, joint venture, trust or estate in which such Person or one or more of the Subsidiaries or such Person and one or more of the Subsidiaries own more than fifty percent (50%) of the Equity Interest. Unless stated to the contrary or unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means that certain Subsidiary Guaranty dated as of July 22, 1996 made by the Restricted Subsidiaries in favor of the Agent, for the ratable benefit of the Lenders.

         "Substantial Portion" is defined in Section 6.14.

         "Total Capitalization" means, at any time, the sum of Consolidated Debt plus Consolidated Net Worth, in each case at such time.

         "Transfer" is defined in Section 6.14.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Absolute Rate Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all (vested and unvested) aggregate accrued benefit liabilities under all Single Employer Plans exceeds the aggregate current value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations. As used in this definition, the term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Subsidiary" means each Subsidiary of the Borrower other than a Restricted Subsidiary.

         "Voting Stock" shall mean the capital stock or similar interest of any class or classes (however designated) of a corporation or other business entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the members of the board of directors (or Persons performing similar functions) of a corporation or other business entity.

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Restricted Subsidiaries at such time.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Subsidiaries at such time.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.



                                   ARTICLE II

                                   THE CREDITS


          2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, (i) each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Ratable Loans to the Borrower in accordance with Section 2.4 from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment and (ii) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with
     Section 2.5. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

          2.2. Facility Amount. In no event may the aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) exceed the Aggregate Commitment. The Borrower agrees that if at any time any such excess shall arise, it shall immediately pay to the Agent the amount necessary to eliminate such excess, without presentment, demand, protest or notice of any kind from the Agent or any Lender, all of which the Borrower hereby expressly waives.

          2.3.  Termination.  Any  outstanding  Advances  and all  other  unpaid
     Obligations shall be paid in full by the Borrower on the Facility Termination Date.

          2.4.    Ratable Advances.

                    2.4.1 Ratable Loans.  Each Ratable  Advance  hereunder shall consist of Ratable Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The aggregate outstanding amount of Competitive Bid Advances shall reduce the amount available for borrowing under each Lender's Commitment ratably in the proportion such Lender's Commitment bears to the Aggregate Commitment regardless of which Lender or Lenders make such Competitive Bid Advances. Ratable Advances shall be evidenced by the Ratable Notes.

                    2.4.2 Ratable Advance Rate Options. The Ratable Advances may
               be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.4.3 and 2.4.4. No Ratable Advance may mature after the Facility Termination Date.

                    2.4.3. Method of Selecting Types and Interest Periods for New Ratable Advances. The Borrower shall select the Type of Ratable Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Ratable Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 10:00 a.m. (Chicago time) one Business Day before the Borrowing Date for each Floating Rate Advance or three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                    (i) the Borrowing Date, which shall be a Business Day, of such Ratable Advance,

                    (ii) the aggregate amount of such Ratable Advance,

                    (iii)the Type of Ratable Advance selected, and

                    (iv) in the case of each  Eurodollar  Advance,  the Interest
                         Period applicable thereto.

               Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Promptly after receipt of such funds from the Lenders, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

                    2.4.4. Conversion and Continuation of Outstanding Ratable Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a

               Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of any Ratable Advance of any Type into any other Type or Types of Ratable Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Ratable Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

                    (i) the requested date, which shall be a Business Day, of such conversion or continuation;

                    (ii) the  aggregate  amount and Type of the Ratable  Advance which is to be converted or continued; and

                    (iii)the amount and Type(s) of Ratable Advance(s) into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

          2.5. Competitive Bid Advances.

                    2.5.1. Competitive Bid Option. In addition to Ratable Advances pursuant to Section 2.4, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Borrower may, as set forth in this Section 2.5, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.5. Competitive Bid Advances shall be evidenced by the Competitive Bid Notes.

                    2.5.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this
               Section 2.5, it shall transmit to the Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit "C" hereto so as to be received no later than 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, specifying:

                    (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

                    (ii) the aggregate  principal amount of such Competitive Bid
                         Advance; and

                    (iii)the Interest Period  applicable  thereto (which may not extend past the Facility Termination Date).

               The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given by the Borrower within five Business Days of any other Competitive Bid Quote Request from the Borrower. To the extent that a Competitive Bid Quote Request does not conform substantially to the format of Exhibit "C" hereto, it will be rejected.

                    2.5.3 Invitation for Competitive Bid Quotes. Promptly and in
               any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.5.2, the Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "D" hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.5.

                    2.5.4.  Submission and Contents of  Competitive  Bid Quotes.
               (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.5.4 and must be submitted to the Agent by telecopy at its offices specified in or pursuant to Article XIII not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date; provided that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Agent notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                    (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit "E" hereto and shall in any case specify:

                         (i) the  proposed  Borrowing  Date,  which shall be the
                    same as that set forth in the applicable Invitation for Competitive Bid Quotes;

                         (ii) the principal  amount of the  Competitive Bid Loan
                    for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $2,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

                         (iii) the minimum  amount,  if any, of the  Competitive
                    Bid Loan which may be accepted by the Borrower;

                         (iv)  the   Absolute   Rate   offered   for  each  such
                    Competitive Bid Loan; and

                         (v) the identity of the quoting Lender.

                    (c) The Agent shall reject any Competitive Bid Quote that:

                         (i) is not  substantially  in the form of  Exhibit  "E"
                    hereto or does not specify all of the information required by Section 2.5.4(b);

                         (ii)  contains   qualifying,   conditional  or  similar
                    language, other than any such language contained in Exhibit "E";

                         (iii)proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                         (iv) arrives after the time set forth in Section 2.5.4(a).

         If any Competitive Bid Quote shall be rejected pursuant to this Section 2.5.4(c), then the Agent shall notify the relevant Lender of such rejection as soon as practical.

               2.5.5 Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.5.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Absolute Rates so offered.

               2.5.6. Acceptance and Notice by Borrower. Not later than 10:00 a.m. (Chicago time) on the proposed Borrowing Date, the Borrower shall notify the Agent of its acceptance or rejection of the offers of which it received notification pursuant to Section 2.5.5. The failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.5.4(b)(iii)); provided that:

               (i) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

               (ii) acceptance  of  offers  may  only be made  on the  basis  of ascending Absolute Rates; and

               (iii)the  Borrower  may not accept any offer that is described in
                    Section 2.5.4(c) (and is not subsequently corrected by the relevant Lender) or that otherwise fails to comply with the requirements of this Agreement.

               2.5.7. Allocation by Agent. If offers are made by two or more Lenders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

               2.5.8. Competitive Bid Auction Fees. The Borrower hereby agrees to pay to the Agent, for its own account, competitive bid auction fees in the amounts set forth in a letter agreement between the Agent and the Borrower dated July 22, 1996.

          2.6. Commitment Fee; Voluntary and Mandatory Reductions in Aggregate Commitment. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Commitment Fee on the daily unused portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. Solely for the purpose of calculating the amount of commitment fee due hereunder, Competitive Bid Loans shall not constitute usage of the Commitment of the Lender making such Loan or of any other Lender.

          (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          (c) At any time when the Aggregate Commitment exceeds $25,000,000, the Aggregate Commitment shall be automatically reduced, on the date of any repayment by the Borrower of any principal amount of the Senior Notes, by an amount equal to the principal amount of such Senior Notes repaid, provided that the Aggregate Commitment shall not be required to be reduced below $25,000,000 as a result of this Section 2.6(c). If the provisions of this Section 2.6(c) would otherwise cause the Aggregate Commitment to be reduced below the aggregate principal amount of the outstanding Loans, then the Borrower will make a pro rata prepayment of the outstanding Loans (together with any funding indemnification payments required under Section 3.4) such that the aggregate principal amount of Loans outstanding does not exceed the Aggregate Commitment, as so reduced.

          2.7. Minimum Amount of Each Advance. Each Fixed Rate Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $250,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

          2.8. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $250,000, any portion of the outstanding Floating Rate Advances upon three Business Days' prior notice to the Agent. The Borrower may from time to time pay all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $2,000,000, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent, provided that the Borrower shall be required to pay any amounts due under Section 3.4 in connection with such prepayment at the time of such prepayment. Competitive Bid Advances may not be paid prior to the last day of the applicable Interest Period.

          2.9. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.4.4 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.4.4, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

          2.10. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.4.3 or 2.4.4, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as a Competitive Bid Advance or made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

          2.11. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
     Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

          2.12. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Ratable Note or its Competitive Bid Note, as the case may be, provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under any such Note. The Borrower hereby authorizes the Lenders and the Agent to (i) extend, convert or continue Advances and to effect selections of Types of Advances based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer and (ii) to transfer funds based on telephonic notices made by any person the Agent or Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

          2.13. Interest Payment Dates; Interest and Fee Basis. The Agent will give the Borrower notice of the amount of interest accrued on Floating Rate Advances promptly (and in no event later than three Business Days) following the end of each quarter. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          2.14.  Notification  of  Advances,  Interest  Rates,  Prepayments  and
     Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Fixed Rate Advance in which such Lender is participating promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

          2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

          2.16. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the

     Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

          2.17. Optional Increase in the Aggregate Commitment. (a) The Borrower may at any time, by notice to the Agent, propose that the Aggregate Commitment be increased (the amount of such increase being a "Commitment Increase"), effective as at a date prior to the Facility Termination Date (an "Increase Date") as to which agreement is to be reached by an earlier date specified in such notice (a "Commitment Date"); provided, however, that (A) the Borrower may not propose more than two Commitment Increases in any calendar year, (B) the minimum proposed Commitment Increase per notice shall be $5,000,000, (C) in no event shall the Aggregate Commitment at any time exceed $50,000,000, and (D) no Default or Unmatured Default shall have occurred and be continuing on such Increase Date. The Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Agent agrees that it will cooperate with the Borrower in discussions with the Lenders and other lending institutions with a view to arranging the proposed Commitment Increase through the increase of the Commitments of, first, one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being an "Increasing Lender") and, if the existing Lenders are not willing, in the aggregate, to increase their Commitments by the amount of the requested Commitment Increase, then by the addition of one or more other lending institutions (each an "Assuming Lender") as Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.17 shall be at least equal to $5,000,000. If the Increasing Lenders agree to increase their respective Commitments by an aggregate amount in excess of the proposed Commitment Increase, the proposed Commitment Increase shall be allocated among such Increasing Lenders in proportion to their respective Commitments immediately prior to the Increase Date. If agreement is reached on or prior to the applicable Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Borrower), such agreement to be evidenced by a notice in reasonable detail from the Borrower to the Agent on or prior to the applicable Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the applicable Increase Date and the Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided that:

               (x) the Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M.

          (Chicago time) on the applicable Increase Date a certificate of a Senior Financial Officer, (1) attaching and certifying resolutions adopted by the Board of Directors of the Borrower on or prior to the Increase Date authorizing the Borrower to borrow money pursuant to this Agreement from time to time in an aggregate principal amount at any one time outstanding not in excess of the Aggregate Commitment as increased by the Commitment Increase, and certifying that such resolutions remain in full force and effect and have not been modified or rescinded or attaching and certifying, if applicable, any amendments to such resolutions;

               (y) each such Assuming Lender shall have delivered to the Agent, by no later than 10:00 A.M. (Chicago time) on such Increase Date, an appropriate Lender Assumption Agreement in substantially the form of Exhibit "L" hereto, duly executed by such Assuming Lender and the Borrower; and

               (z) each such Increasing Lender shall have delivered to the Agent, by no later than 10:00 A.M. (Chicago time) on such Increase Date, (A) its existing Note and (B) confirmation in writing satisfactory to the Agent as to its increased Commitment.

               (b) In the event that the Agent shall have received notice from the Borrower as to its agreement to a Commitment Increase on or prior to the applicable Commitment Date and each of the actions provided for in clauses (a)(x) through (a)(z) above shall have occurred prior to 10:00 A.M. (Chicago time) on the applicable Increase Date to the satisfaction of the Agent, the Agent shall promptly notify the Lenders (including any Assuming Lenders) and the Borrower of the occurrence of such Commitment Increase and shall record in its records the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (Chicago time) on the applicable Increase Date, make available to the Agent in accordance with the provisions of this Agreement, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Ratable Advances then outstanding (calculated based on its Commitment as a percentage of the Aggregate Commitment after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Ratable Advances then outstanding after giving effect to the relevant Commitment Increase over (ii) such Increasing Lender's ratable portion of the Ratable Advances then outstanding before giving effect to the relevant Commitment Increase. After the Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will, if necessary, promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective applicable Lending Installations in an amount to each other Lender such that the aggregate amount of the outstanding Ratable Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Ratable Advances then outstanding after giving effect to the relevant Commitment Increase. After the Borrower receives notice from the Agent, the Borrower, at its own expense, shall execute and deliver to the Agent Ratable and Competitive Bid Notes payable to the order of each Assuming Lender, if any, and a Ratable Note payable to the order of each Increasing Lender, dated as of the applicable Increase Date, in a principal amount equal to such Lender's Commitment after giving effect to the relevant Commitment Increase, in the case of such Ratable Note, and in the amount of the Aggregate Commitment, in the case of such Competitive Bid Note, and substantially in the forms of Exhibits "A" and "B", respectively. The Agent, upon receipt of such Notes, shall promptly deliver such Notes to the respective Assuming Lenders and Increasing Lenders.

               (c) In the event that the Agent shall not have received notice from the Borrower as to such agreement on or prior to the applicable Commitment Date or the Borrower shall, by notice to the Agent prior to the applicable Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (a)(x) through (a)(z) shall not have occurred by 10:00 A.M. (Chicago time) on the such Increase Date, such proposal by the Borrower shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (a)(x) through (a)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.



                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES
                             -----------------------


          3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

               (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

               (ii) imposes  or  increases  or  deems  applicable  any  reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

               (iii)imposes  any  other  condition  the  result  of  which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then,within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines in good faith is attributable to making, funding and maintaining its Loans and its Commitment.

          3.2. Changes in Capital Adequacy Regulations. If the amount of capital required or expected to be maintained by a Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines in good faith is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that
     (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid.

          3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate is not made on the date specified by the

     Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

          3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the
     Borrower  to  such  Lender  under  Sections  3.1 and  3.2 or to  avoid  the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.



                                   ARTICLE IV

                 CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION
                 -----------------------------------------------


          4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

          (i) Copies of the articles of incorporation of the Borrower and of each Restricted Subsidiary which is a corporation, together with all amendments, and a certificate of good standing for each such entity, each certified by the appropriate governmental officer in its jurisdiction of incorporation, and copies of the partnership agreement and any partnership certificate or other significant governing document of each Restricted Subsidiary which is a partnership, each certified by the Secretary or an Assistant Secretary of each such partnership.

          (ii) Copies, (x) certified by the Secretary or Assistant Secretary of the Borrower and of each Restricted Subsidiary which is a corporation, respectively, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents to which such entity is a party and (y) certified by the Secretary or Assistant Secretary of each Restricted Subsidiary which is a partnership, of any partnership actions authorizing the execution of the Loan Documents to which such entity is a party.

          (iii)Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and of each Restricted Subsidiary, which shall identify by name and title and bear the signature of the officers of such entity authorized to sign the Loan Documents to which it is a party and (in the case of the Borrower) to make borrowings hereunder, upon which certificates the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or by a Restricted Subsidiary, as the case may be.

          (iv) A certificate, signed by a Senior Financial Officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and demonstrating compliance, on and as of the initial Borrowing Date, with the provisions of Sections 6.18, 6.19 and 6.20.

          (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "F" hereto.

          (vi) Ratable Notes and Competitive Bid Notes payable to the order of each of the Lenders.

          (vii)Written money transfer instructions, in substantially the form of Exhibit "I" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money
               transfer   authorizations   as  the  Agent  may  have  reasonably
               requested.

          (viii)The Subsidiary Guaranty.

          (ix) Complete copies of the indentures, loan agreements or other material documents evidencing all Debt of the Borrower or any Subsidiary exceeding $100,000 in aggregate principal amount or aggregate commitment amount (in the case of revolving credit facilities).

          (x)  A copy of the most recent reserve report of the type described in
               Section 6.1(g).

          (xi) Such other documents as any Lender or its counsel may have reasonably requested.

          4.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Ratable Advances), unless on the applicable Borrowing Date:

          (i)  There exists no Default or Unmatured Default.

          (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

          (iii)All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

          Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "G" hereto as a condition to making an Advance.

          4.3. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          4.4. Replacement of Lenders. In the event that any Lender shall have advised the Borrower that it is not capable of receiving payments hereunder without any deduction or withholding of United States federal income tax, the Borrower shall have the right, at its own expense, upon notice to such Lender and to the Agent, to:

          (i) require such Lender to transfer and assign, at par and without recourse (in accordance with and subject to the restrictions of
               Section 12.3) all of its right, title, interests and obligations under this Agreement and any Loans to another financial institution approved by the Agent (which approval shall not be unreasonably withheld), which assignee shall assume such assigning Lender's obligations under this Agreement, provided that no such assignment shall be required to the extent that it would violate any law, rule, regulation or order of any governmental authority; or

          (ii) terminate the Commitment of such Lender and prepay all Loans made
               by  such   Lender,   subject  to  the   payment  of  any  funding
               indemnification amounts required under Section 3.4.



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


         The Borrower represents and warrants to the Lenders that:

          5.1. Organization; Power and Authority. (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and thereunder.

          (b) Each Restricted Subsidiary (i) is a corporation or a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (ii) is duly qualified as a foreign corporation or partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) has the corporate or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Subsidiary Guaranty and to perform the provisions hereof and thereof.


          5.2. Authorization and Validity (a) The execution and delivery of this Agreement and the Notes and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Borrower, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The execution and delivery of the Subsidiary Guaranty and the performance by each Restricted Subsidiary of its obligations thereunder has been duly authorized by all necessary corporate or partnership action on the part of each Restricted Subsidiary and the Subsidiary Guaranty constitutes a legal, valid and binding obligation of each Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
     (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.3. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained, as of the date of such information, exhibit or report, any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading, or any other material fact required pursuant to the terms of this Agreement to be contained therein.

          5.4. Organization and Ownership of Shares of Restricted Subsidiaries; Affiliates. (a) Schedule 1 contains (except as noted therein) complete and correct lists of (i) the Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its outstanding capital stock or similar equity interests owned by the Borrower and each other Restricted Subsidiary, and (ii) the Borrower's Affiliates (other than Restricted Subsidiaries).

          (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 1 as being owned by the Borrower and the Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 1).

          (c) Each Restricted Subsidiary identified in Schedule 1 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 2 and customary limitations imposed by corporate or partnership law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of the Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity or partnership interests of such Restricted Subsidiary.

          5.5. Financial Statements. The March 31, 1996 consolidated financial statements of the Borrower and the Restricted Subsidiaries heretofore delivered to the Lenders (including in each case the related schedules and notes) present fairly, in all material respects, the consolidated financial position of the Borrower and the Restricted Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year end adjustments).

          5.6. Material Adverse Change. Since March 31, 1996, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and the Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          5.7 No Conflict or Violation. Neither the execution, delivery and performance by the Borrower of this Agreement and the Notes, nor the execution, delivery and performance by any Restricted Subsidiary of the
     Subsidiary  Guaranty,  will (i)  contravene,  result in any  breach  of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Borrower or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, partnership agreement or other significant governing document, or any other agreement or instrument to which the Borrower or any Restricted Subsidiary is bound or by which the Borrower or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower or any Restricted Subsidiary.

          5.8. Governmental Authorizations. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance (i) by the Borrower of this Agreement or the Notes or (ii) by any Restricted Subsidiary of the Subsidiary Guaranty.

          5.9. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 3, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any Property of the Borrower or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Borrower nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.10. Taxes. The Borrower and the Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with generally accepted accounting principles. The Borrower knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Borrower and the Restricted Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1989.

          5.11. Title to Property; Leases. The Borrower and the Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          5.12. Licenses, Permits, etc. Except as disclosed in Schedule 4:

               (a) the Borrower and the Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, with respect to the business of the Borrower and/or any Restricted Subsidiary as currently conducted, that individually or in the aggregate are Material, without known conflict with the rights of others;

               (b) to the best knowledge of the Borrower, no product of the Borrower or any Restricted Subsidiary infringes in any material respect upon any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

               (c) to the best knowledge of the Borrower, there is no violation by any Person of any right of the Borrower or any Restricted Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Borrower or any Restricted Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               5.13. Compliance with ERISA. (a) The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

               (b) The present value of all (vested and unvested) aggregate accrued benefit liabilities under each of the Single Employer Plans, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

               (c) The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

               (d) The expected postretirement benefit obligation (determined as of the last day of the Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Borrower and the Restricted Subsidiaries is not Material.

               (e) The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code). The execution and delivery of this Agreement and the Notes and the performance by the Borrower of its obligations hereunder and thereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Borrower in the first sentence of this
          Section 5.13(e) is made in reliance upon and subject to the accuracy of the representation by each Lender in Section 9.15 as to the sources of the funds used to make Advances hereunder.

               (f) Schedule 5 lists all ERISA Affiliates that are Restricted Subsidiaries and that maintain one or more Plans and any employee organizations in respect of any Multiemployer Plan or Plan. Schedule 5 sets forth all ERISA Affiliates and all "employee benefit plans" with respect to which the Borrower or any "affiliate" of the Borrower is a "party-in-interest" or in respect of which the Notes could constitute an "employer security" ("employee benefit plan," "party-in-interest" and "employee organization" have the meanings specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and Section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "employer security" has the meaning specified in section 407(d) of ERISA).

               5.14. Margin Regulations. Margin stock does not constitute more than twenty percent (20%) of the value of the consolidated assets of the Borrower and the Restricted Subsidiaries and the Borrower does not have any present intention that margin stock will constitute more than twenty percent (20%) of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

               5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 6 sets forth a complete and correct list of all outstanding Debt (in excess of $100,000 outstanding) of the Borrower and the Restricted Subsidiaries as of July 15, 1996, and as of the date hereof there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Borrower or the Restricted Subsidiaries since July 15, 1996.

               (b) Except as disclosed in Schedule 6, neither the Borrower nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.15.

               5.16. Status under Certain Statutes. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

               5.17. Environmental Matters. (a) Neither the Borrower nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Borrower or any of the Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                    (i) neither the Borrower nor any of the Restricted Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                    (ii) neither the Borrower nor any of the Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                    (iii) all buildings on all real properties now owned, leased or operated by the Borrower or any of the Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI

                                   COVENANTS
                                   ---------


     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

          (a) Quarterly Statements - within forty-five (45) days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i)   consolidated   balance  sheets  of  the  Borrower  and  its
          consolidated Subsidiaries, and of the Borrower and its Restricted Subsidiaries, as at the end of such quarter, and

               (ii) consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries, and of the Borrower and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with Agreement Accounting Principles applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year end adjustments, provided that, so long as the Borrower shall not have any Unrestricted Subsidiaries, delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
     Section 6.1(a).

          (b) Annual Statements - within ninety (90) days after the end of each fiscal year of the Borrower, duplicate copies of,

               (i)   consolidated   balance  sheets  of  the  Borrower  and  its
          consolidated  Subsidiaries,  and of the  Borrower  and its  Restricted

          Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries, and of the Borrower and its Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Agreement Accounting Principles, and accompanied by

                    (A) an  opinion  thereon  of  independent  certified  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with Agreement Accounting Principles (except for the exclusion of Unrestricted Subsidiaries, if any, from the financial statements of the Borrower and the Restricted Subsidiaries), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Unmatured Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Unmatured Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that, so long as the Borrower shall not have any Unrestricted Subsidiaries, the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the
          Securities and Exchange Commission, together with the accountants' certificates described in clauses (A) and (B) above, shall be deemed to satisfy the requirements of this Section 6.1(b).

          (c) SEC and Other Reports - promptly upon their becoming available, one copy of

               (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to public securities holders generally, and

               (ii) (A) each regular or periodic report, each registration statement (without exhibits except as expressly requested by the Agent or any Lender), and each prospectus and all amendments thereto filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, and

                    (B) by facsimile only, all press releases and other statements made available generally by the Borrower or any Restricted Subsidiary to the public concerning developments that are Material.

          (d) Audit Reports - as soon as practicable after receipt thereof by the Borrower or any Subsidiary, a copy of each other report submitted to the Borrower or any Subsidiary by its independent accountants in connection with any interim or special audit made by them of the books of the Borrower or any Subsidiary.

          (e) Litigation - within five (5) days after the Borrower obtains knowledge thereof, written notice of any pending or threatened (in writing)
     (i) litigation not fully covered by insurance or as to which an insurance company has not accepted liability or (ii) governmental proceeding, in each case against the Borrower or any Restricted Subsidiary, in which the damages sought exceed One Million Dollars ($1,000,000), individually or in the aggregate, or which otherwise could reasonably be expected to have a Material Adverse Effect.

          (f) Notice of Default or Unmatured Default - promptly, and in any event within five (5) days after a Responsible Officer shall become aware of the existence of any Default or Unmatured Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 7.5, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

          (g) Oil and Gas Reserve Reports - promptly, and in any event no later than April 1 in each year, engineering reports in form and substance reasonably satisfactory to the Required Lenders, certified by Forrest A. Garb & Associates, Inc. (or any other nationally or regionally recognized independent consulting petroleum engineers) as fairly and accurately setting forth:

               (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) of the Borrower and its Restricted Subsidiaries as of January 1 of the year for which such reserve reports are furnished,

               (ii) the aggregate present value of the future net income with respect to such reserves discounted at a stated per annum annual discount rate,

               (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and

               (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower and its Restricted Subsidiaries.

          (h) ERISA Matters - (i) promptly, and in any event within five (5) days after a Responsible Officer shall become aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate proposes to take with respect thereto:

                    (A) with  respect  to any Plan,  any  reportable  event,  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                    (B) the  taking  by the PBGC of steps to  institute,  or the threatening by the PBGC of the institution of,  proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (C) any event, transaction or condition that could result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and

               (ii) within 270 days after the close of each fiscal year of the Borrower, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

          (i) Notices from Governmental Authority - promptly, and in any event within thirty (30) Business Days of receipt thereof, copies of any notice to the Borrower or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation (including, without limitation, (x) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (y) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries) that could reasonably be expected to have a Material Adverse Effect.

          (j) Incurrence of Debt - promptly, and in any event within ten (10) Business Days of the incurrence thereof, notice of the incurrence by the Borrower or any Restricted Subsidiary of any Debt which would be included in the calculation of the Debt to Cash Flow from Operations Ratio, which notice shall set forth the aggregate principal amount, maturity and other significant terms of such Debt.

          (k) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of the Restricted Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the Agent or any Lender including, without limitation, information required by 17 C.F.R. ss.230.144A, as amended from time to time.

     6.2. Officer's Certificate. Each set of financial statements delivered pursuant to Section 6.1(a) or Section 6.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Borrower was in compliance with the requirements of Sections 6.12 through 6.15, inclusive, and 6.18 through 6.20, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Default or Unmatured Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and the Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Unmatured Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto.

     6.3. Use of Proceeds. The Borrower will apply the proceeds of Advances hereunder for general corporate purposes. No part of the proceeds of Advances hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U or to make any Acquisition other than a Friendly Acquisition.

     6.4. Corporate or Partnership Existence; Conduct of Business. The Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 6.13 and 6.14, the Borrower will at all times preserve and keep in full force and effect the corporate or partnership (as the case may be) existence of each of the Subsidiaries (unless merged into the Borrower or a Subsidiary) and all rights and franchises of the Borrower and the Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (which term shall not (for the purpose of this Section 6.4 only) include, with respect to any Restricted Subsidiary, the termination of or failure to preserve and keep in full force and effect such corporate or partnership existence, right or franchise that would render such Restricted Subsidiary unable to perform its obligations under the Subsidiary Guaranty, and therefore result in a Material Adverse Effect, only under clause (iii) of the definition of such term). The Borrower will not, and will not permit any of the Subsidiaries to, engage in any business if, as a result, the Borrower and the Subsidiaries, taken as a whole, would not be engaged primarily in the provision of (i) seismic data services,
(ii)  exploration  for, and  development and ownership of, gas and oil reserves,
(iii) gas marketing and (iv) businesses related to the foregoing businesses.

     6.5. Pari Passu. The Borrower covenants that its Obligations under this Agreement and the Notes do and will rank at least pari passu with all its other present and future unsecured Senior Debt.

     6.6. Subsidiary Guaranty.. The Borrower will cause each Subsidiary which becomes a Restricted Subsidiary after the date of this Agreement to execute and deliver to the Agent, with a copy for each Lender, a copy of the Joinder Agreement in the form attached to the Subsidiary Guaranty as Annex I, duly executed by such Subsidiary, together with an opinion of counsel satisfactory to the Required Lenders addressing with respect to such Subsidiary the issues relating to Subsidiaries and the Subsidiary Guaranty in the form of opinion attached hereto as Exhibit "K".

     6.7. Payment of Taxes and Claims. The Borrower will and will cause each of the Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any Subsidiary, provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Borrower or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     6.8. Insurance. The Borrower will and will cause each of the Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except to the extent that the failure to maintain such insurance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.9. Compliance with Laws. The Borrower will and will cause each of the Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.10. Maintenance of Properties. The Borrower will and will cause each of the Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that

          (a) no violation of this Section 6.10 shall be deemed to have occurred with respect to any Property of the Borrower or any Subsidiary damaged or destroyed by a casualty occurrence, so long as the Borrower or such Restricted Subsidiary is proceeding diligently to repair or replace such Property, and

          (b) this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (which term shall not, for the purpose of this clause (b) only, include the discontinuance of the operation and maintenance of a Restricted Subsidiary's properties that would render such Restricted Subsidiary unable to perform its obligations under the Subsidiary Guaranty, and therefore result in a Material Adverse Effect, only under clause (iii) of the definition of such term).

     6.11. Inspection. The Borrower shall permit the Agent, each Lender and their respective duly authorized representatives:

          (a) No Default - if no Default or Unmatured Default then exists, at the expense of the Agent or such Lender and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with the Borrower's officers, and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants and its independent petroleum engineers, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Subsidiary, all at such reasonable times as may be reasonably requested in writing, provided that any Lender or the Agent shall be permitted to make only two inspections per calendar year pursuant to the provisions of this subsection (a) (without limitation of the inspection rights of any other Lender or the Agent); and

          (b) Default - if a Default or an Unmatured Default then exists, at the expense of the Borrower to visit and inspect any of the offices or properties of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, independent public accountants and independent petroleum engineers (and by this provision the Borrower authorizes said accountants and engineers to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries), all at such times and as often as may be requested.

     6.12. Restricted Payments and Restricted Investments. (a) Limitation. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, declare, make or incur any liability to make any

Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                    (i) the  sum of (x)  the  aggregate  amount  of  outstanding
               Restricted Investments (valued immediately after such action), plus (y) the aggregate amount of Restricted Payments of the Borrower and the Restricted Subsidiaries declared or made during the period commencing on the date of this Agreement, and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

                         (A) Ten Million Dollars ($10,000,000), plus

                         (B) fifty percent (50%) of Consolidated  Net Income for
                    the period commencing July 1, 1995 and ending on the date such Restricted Payment or such Restricted Investment is declared or made (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

                         (C) the  aggregate  amount  of Net  Proceeds  of Common
                    Stock of the Borrower for such period; and

                    (ii) the Borrower could incur,  pursuant to Section 6.20, at least One Dollar ($1) of additional Debt owing to a Person other than a Restricted Subsidiary; and

                    (iii) no Default or Unmatured Default would exist.

     (b) Time of Payment. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, authorize a Restricted Payment that is not payable within sixty (60) days of authorization.

     (c) Investments of Subsidiaries. Each Person which becomes a Restricted Subsidiary after the date of this Agreement will be deemed to have made, on the date such Person becomes a Restricted Subsidiary, all Restricted Investments of such Person in existence on such date. Investments in any Person that ceases to be a Restricted Subsidiary after the date of this Agreement (but in which the Borrower or another Restricted Subsidiary continues to maintain an Investment) will be deemed to have been made on the date on which such Person ceases to be a Restricted Subsidiary.

     6.13. Merger and Consolidation. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, consolidate with or merge with any other corporation or other entity or convey, transfer, spin-off or lease substantially all of its assets in a single transaction or series of transactions to any Person, except that:

     (a) a Restricted Subsidiary may consolidate or merge with, or convey, transfer, spin-off or lease substantially all of its assets in a single transaction or series of transactions to, another Restricted Subsidiary or the Borrower;

     (b) a Restricted Subsidiary may convey, transfer, spin-off or lease all of its assets in compliance with the provisions of Section 6.14; and

     (c) the Borrower may consolidate or merge with any Person so long as:

          (i)  the   Borrower  is  the   surviving   corporation   in  any  such
     consolidation or merger;

          (ii) immediately prior to, and immediately after giving effect to, such transaction, no Default or Unmatured Default would exist; and

          (iii) immediately after giving effect to such transaction, the Borrower would be permitted, pursuant to the provisions of Section 6.20, to incur at least One Dollar ($1) of additional Debt owing to a Person other than a Restricted Subsidiary.

     6.14. Sale of Assets. (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

          (i) the Property that is the subject of such Transfer constitutes either:

               (A) inventory held for sale, or

               (B) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or such Restricted Subsidiary or that is obsolete,

     and, in the case of any Transfer described in clause (A) or clause (B), such Transfer is in the ordinary course of business (an "Ordinary Course Transfer");

          (ii) either:

               (A) such Transfer is from a Restricted Subsidiary to the Borrower or a Wholly-Owned Restricted Subsidiary, or

               (B) such Transfer is from the Borrower to a Wholly-Owned Restricted Subsidiary,

     so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Unmatured

     Default  exists  or  would  exist  (each  such  Transfer,   an  "Intergroup
     Transfer," and, collectively with any Ordinary Course Transfers, "Excluded Transfers"); or

          (iii) such Transfer is not an Excluded Transfer and all of the following conditions shall have been satisfied with respect thereto:

               (A) such Transfer does not involve a Substantial Portion of the Property of the Borrower and the Restricted Subsidiaries,

               (B) in the good faith opinion of the Borrower, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the Property exchanged, and is in the best interests of the Borrower, and

               (C) immediately after giving effect to such transaction no Default or Unmatured Default would exist.

     (b) Debt Prepayment Transfers and Reinvested Transfers.

          (i) Notwithstanding the provisions of Section 6.14(a), the determination of whether a Transfer involves a Substantial Portion of the Property of the Borrower and the Restricted Subsidiaries, as provided in
     Section 6.14(a)(iii)(A), shall be made without taking into account the same proportion of the book value attributable to the Property subject to such Transfer as shall be equal to the proportion of the Net Asset Sale Proceeds Amount (the "Designated Portion") to be applied either (A) to a prepayment of the Senior Notes pursuant to the terms thereof (a "Prepayment Transfer") or (B) within one hundred eighty (180) days of the consummation of such Transfer, to any acquisition of assets similar to the assets which were the subject of such Transfer (a "Reinvested Transfer"), as specified in an Officer's Certificate delivered to the Agent and each Lender prior to, or contemporaneously with, the consummation of such Transfer.

          (ii) If, notwithstanding the certificate referred to in the foregoing clause (i), the Borrower shall fail to apply the entire amount of the Designated Portion as specified in such certificate within the period stated in Section 6.14(b)(i), the computation of whether such Transfer involved a Substantial Portion of the Property of the Borrower and the Restricted Subsidiaries shall be recomputed, as of the date of such Transfer, by taking into account the same proportion of the book value attributable to the Property subject to such Transfer as shall be equal to the proportion of the Net Asset Sale Proceeds Amount actually applied to either a Prepayment Transfer or a Reinvested Transfer within such period. If, upon the recomputation provided for in the preceding sentence, such Transfer involved a Substantial Portion of the Property of the Borrower and the Restricted Subsidiaries, an Unmatured Default shall be deemed to have existed as of the expiration of such period.

     (c) Certain Definitions. The following terms have the following meanings:

          (i) "Disposition Value" means, at any time, with respect to any Transfer of Property,

               (A) in the case of Property that does not constitute capital stock of a Restricted Subsidiary, the book value thereof, valued at the amount taken into account (or which would be taken into account) in the consolidated balance sheet of the Borrower then most recently required to have been delivered to the Lenders pursuant to Section 6.1, and

               (B) in the case of Property that constitutes capital stock of a Restricted Subsidiary, an amount equal to that percentage of the book value of the assets of the Restricted Subsidiary that issued such capital stock as is equal to the percentage that the book value of such capital stock represents of the book value of all of the outstanding capital stock of such Restricted Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion), determined as of the date of the balance sheet referred to in the foregoing clause (A).

          (ii) "Substantial Portion" means, at any time, any Property subject to a Transfer if

               (A) the Disposition Value of such Property, when added to the Disposition Value of all other Property of the Borrower and the Restricted Subsidiaries that has been the subject of a Transfer (other than an Excluded Transfer and subject, with respect to both such Property and all such other Property, to the provisions of Section 6.14(b)) during the then current fiscal year of the Borrower, exceeds an amount equal to ten percent (10%) of Consolidated Total Assets as reflected (or as would be reflected) in the consolidated balance sheet of the Borrower then most recently required to have been delivered to the Lenders pursuant to Section 6.1, or

               (B) the Disposition Value of such Property, when added to the Disposition Value of all other Property of the Borrower and the Restricted Subsidiaries that has been the subject of a Transfer (other than an Excluded Transfer and subject, with respect to both such Property and all such other Property, to the provisions of Section 6.14(b)) during the period beginning on the date of this Agreement and ending on and including the date of the consummation of such Transfer, exceeds an amount equal to twenty percent (20%) of Consolidated Total Assets as reflected (or as would be reflected) in the consolidated balance sheet of the Borrower then most recently required to have been delivered to the Lenders pursuant to Section 6.1 hereof.

          (iii) "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its Property, including, without limitation, capital stock of any other Person.

     6.15. Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Property (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Loans hereunder in accordance with the last paragraph of this Section 6.15), or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 6.7;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 6.7;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal and supersedeas bonds (not in excess of Two Million Dollars ($2,000,000)), bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property;

          (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such Property with respect to its then current use;

          (e) Liens on Property of the Borrower or any of the Restricted Subsidiaries securing Debt owing to the Borrower or to a Wholly-Owned Restricted Subsidiary;

          (f) Liens existing on the date of this Agreement and securing the Debt of the Borrower and the Restricted Subsidiaries identified as secured Debt in Schedule 6, but not any refinancing of such Debt;

          (g) Liens on Property acquired or constructed by the Borrower or any Restricted Subsidiary after the date of this Agreement to secure Debt of the Borrower or such Restricted Subsidiary incurred in connection with or related to such acquisition or construction, and Liens existing on such Property at the time of acquisition thereof, provided that

               (i) no such Lien shall extend to or cover any Property other than the Property being acquired or constructed (including contractual and other rights related thereto and proceeds thereof),

               (ii) the amount of Debt secured by any such Lien shall not exceed an amount equal to the lesser of the total purchase or construction price or Fair Market Value (as determined in good faith by the Board of Directors or the board of directors of such Restricted Subsidiary) of the Property being acquired or constructed, determined at the time of such acquisition or at the time of substantial completion of such construction,

               (iii) such Lien shall be created concurrently with or within twelve months after such acquisition or substantial completion of such construction, and

               (iv) no Default or Unmatured Default shall exist at the time of creation, incurrence or assumption of such Lien;

          (h) Liens existing on Property of a corporation or other entity at the time it becomes a Restricted Subsidiary or is merged or consolidated with the Borrower or a Restricted Subsidiary, provided that

               (i) no such Lien shall extend to or cover any Property other than the Property subject to such Lien at the time of any such transaction,

               (ii) the amount of Debt secured by any such Lien shall not exceed the Fair Market Value (as determined in good faith by the Board of Directors or the board of directors of such Restricted Subsidiary) of the Property subject thereto, determined at the time of such transaction,

               (iii) such Lien was not created in contemplation of any such transaction, and

               (iv) no Default or Unmatured Default shall exist at the time of any such transaction;

          (i) Liens  incidental  to the conduct of the  business  referred to in
     Section 6.4 (including, without limitation, licenses, participation rights, rebate or revenue sharing obligations, or similar encumbrances), provided that such Liens have not arisen in connection with the incurrence of Debt; and

          (j) Liens, not otherwise permitted by the provisions of this Section 6.15, on Property of the Borrower or any Restricted Subsidiary, provided that on the date the Borrower or such Restricted Subsidiary becomes liable with respect to the Debt secured by such Liens, and immediately after giving effect thereto and the concurrent retirement of any other Debt constituting Priority Debt,

               (i) no Default or Unmatured Default exists, and

               (ii) the aggregate amount of Priority Debt does not exceed ten percent (10%) of Consolidated Tangible Assets.

     In case any  Property  shall be  subjected  to a Lien in  violation of this
     Section 6.15, the Borrower will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Obligations will be secured equally and ratably as to such Property with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Lenders, and the Borrower will promptly cause to be delivered to the Agent and to each Lender an opinion, reasonably satisfactory to the Required Lenders, of Gardere Wynne Sewell & Riggs, L.L.P. or other independent counsel satisfactory to the Required Lenders to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any event the Loans hereunder shall have the benefit, to the full extent that, and with such priority as, the Lenders may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Loans hereunder. Such violation of this Section 6.15 will constitute an Unmatured Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this Section 6.15.

     6.16. Limitations on Certain Restricted Subsidiary Actions. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any agreement which would restrict any Restricted Subsidiary's legal ability or right to: (a) pay dividends or make any other distributions on its common stock;
(b) pay any Debt owing to the Borrower or another Restricted Subsidiary (other than waivers of subrogation); (c) make any Investment in the Borrower or another Restricted Subsidiary; (d) transfer its Property to the Borrower or another Restricted Subsidiary (except that any such agreement may (i) prohibit the assignment of contractual rights, (ii) include grants of contractual rights of first refusal, and (iii) include similar contractual obligations not unusual in the course of such Restricted Subsidiary's business); or (e) Guaranty the Obligations or any renewals or refinancings thereof; provided, however, that

          (i) the restrictions of this Section 6.16 shall not apply to

               (A) any such agreement in existence on the date of this Agreement and set forth in Schedule 2,

               (B) this Agreement, or

               (C) other agreements relating to the creation of Senior Debt incurred in accordance with the terms of this Agreement, and

          (ii) the restrictions of clause (d) of this Section 6.16 shall not apply to any agreement relating to the creation of Priority Debt or Debt of Restricted Subsidiaries secured by Liens permitted by Section 6.15(a) to
     Section 6.15(i), inclusive, to the extent that such restrictions limit the ability of any Restricted Subsidiary to transfer the Property that secures such Priority Debt or such other Debt;

provided further that, in the case of the foregoing clauses (i) and (ii), such agreement does not impose any limitations on any Restricted Subsidiary's ability to perform its obligations under the Subsidiary Guaranty.

     6.17. Affiliate Transactions.Affiliate Transactions. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction (other than transactions among the Borrower and its wholly-owned Unrestricted Subsidiaries that are not, individually or in the aggregate, Material), including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of business of the Borrower or such Restricted Subsidiary and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     6.18. Net Worth. The Borrower will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) Ninety Million Dollars ($90,000,000), plus (b) an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year of the Borrower beginning with the fiscal year ending December 31, 1995.

     6.19. Interest Coverage. The Borrower will not, at any time, permit (a) EBITDA for the period of four consecutive fiscal quarters of the Borrower then most recently ended to be less than (b) five hundred percent (500%) of Consolidated Interest Expense for such period.

     6.20. Debt Incurrence. (a) Borrower Debt. The Borrower will not, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt (including, without limitation, any extension, renewal or refunding of Debt), unless on the date the Borrower becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

               (i) no Default or Unmatured Default exists, and

               (ii) Consolidated Debt does not exceed fifty percent (50%) of Total Capitalization.

          (b) Restricted Subsidiary Debt. The Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt (including, without limitation, any extension, renewal or refunding of Debt), unless on the date such Restricted Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any Debt,

               (i) no Default or Unmatured Default exists,

               (ii) the aggregate amount of Priority Debt does not exceed ten percent (10%) of Consolidated Tangible Assets, and

               (iii) Consolidated Debt does not exceed fifty percent (50%) of Total Capitalization.

          (c) Time of Incurrence of Debt. For the purposes of this Section 6.20, any Person becoming a Restricted Subsidiary after the date hereof shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.



                                   ARTICLE VII

                                    DEFAULTS
                                    --------


     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, the Subsidiary Guaranty, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach of any of the terms or provisions of Sections 6.1(f), 6.1(i), or 6.12 through 6.20, inclusive, except for breaches of the terms of
Section 6.15 with respect to Liens which secure Debt in an aggregate principal amount of less than $2,500,000.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Agent or any Lender (any such written notice to be identified as a "notice of default").

     7.5. Failure of the Borrower or any of its Restricted Subsidiaries to pay when due any Indebtedness aggregating in excess of $10,000,000 ("Material
Indebtedness"); or the default by the Borrower or any of its Restricted Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Restricted Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

     7.8. The Borrower or any of its Subsidiaries  shall fail within  forty-five
(45) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.9. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.10. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000.

     7.12. Any Change in Control shall occur.

     7.13. The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Restricted Subsidiary shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty, or any Restricted Subsidiary denies that it has any further liability under the Subsidiary Guaranty, or gives notice to such effect.

     7.14. The representations and warranties set forth in Section 5.13(a) shall at any time not be true and correct.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------


     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 60 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Extend the final maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

          (ii) Reduce the percentage specified in the definition of Required Lenders.

          (iii) Extend the Facility Termination Date, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

          (iv) Amend this Section 8.2.

          (v) Release any Restricted Subsidiary from its obligations under the Subsidiary Guaranty.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any stamp, documentary or recording taxes or charges or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower.

     9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof (other than the fee letter described in Section 10.13).

     9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent for any costs, charges and out-of-pocket expenses (including attorneys' fees of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, charges and out-of-pocket expenses (including attorneys' fees of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.12. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process and (v) permitted by Section 12.4.

     9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.14. Maximum Rate. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary herein or in the Notes, or in any of the documents securing payment thereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the highest rate allowed by applicable law (the "Maximum Rate"). If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, herein or in the Notes or in any of the documents securing payment thereof or otherwise relating hereto, then in such event:

          (a) the provisions of this Section 9.14 shall govern and control,

          (b) neither the Borrower, the Restricted Subsidiaries, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment on the Loans, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate,

          (c) any such excess with respect to any such Loan which may have been collected shall, at the election of each Lender, be either applied as a credit against the then unpaid principal amount on such Lender's Loans or refunded to the Borrower, and

          (d) the provisions hereof and of the Notes and any documents securing payment thereof shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect hereto shall be amortized, prorated and spread throughout the full term of this Agreement so that the effective rate of interest charged hereunder is uniform throughout the term hereof.

     9.15. ERISA Representation by Lenders. Each Lender hereby represents, warrants and confirms to the Agent, each other Lender and the Borrower that none of the funds, monies, assets or other consideration being used to fund Advances hereunder are or will be "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated May 17, 1996, or as otherwise agreed from time to time.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Ratable Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Ratable Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Ratable Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Ratable Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transfer or Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2. Participations.

          12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

          12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. Assignments.

          12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "H" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.12 of this Agreement.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.3.


                                  ARTICLE XIII

                                     NOTICES
                                     -------

     13.1. Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.



                                   ARTICLE XIV

                                  COUNTERPARTS
                                  ------------


     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL
          ------------------------------------------------------------

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                        SEITEL, INC., as Borrower

                                        By:  /s/ Debra D. Valice
                                             -----------------------------------
                                        Print Name:    Debra D. Valice

                                        Title:    Senior Vice President
                                                  ------------------------------
                                                  50 Briar Hollow Lane W.
                                                  7th Floor
                                                  Houston, Texas  77027

                                        Attention:Debra D. Valice
                                                  Vice President of Finance,
                                                  Chief Financial Officer,
                                                  Treasurer & Secretary
                                        Telephone:(713)627-1990
                                        FAX:      (713)627-1114

          Commitments
          -----------

          $25,000,000


                                        THE FIRST  NATIONAL  BANK OF CHICAGO,
                                             as a Lender and as Agent


                                        By:  /s/ Helen A. Carr
                                             -----------------------------------

                                        Print Name:    Helen A. Carr

                                        Title:    Attorney in fact
                                                  ------------------------------
                                                  One First National Plaza,
                                                  Suite 0634
                                                  Chicago, Illinois  60670

                                        Attention:William P. Laird
                                        Telephone:(312) 732-5635
                                        FAX:      (312) 732-3055
                                        with a copy to:

                                        The First National Bank of Chicago
                                        1100 Louisiana, Suite 3200
                                        Houston, Texas  77002

                                        Attention:     Helen A. Carr
                                        Telephone:     (713) 654-7335
                                        FAX:           (713) 654-7370

- -----------
$25,000,000

                                   EXHIBIT "A"

                                  RATABLE NOTE

$                                                                 July 22, 1996
 -------------------


     Seitel, Inc., a Delaware  corporation (the "Borrower"),  promises to pay to
the order of                     (the "Lender") the lesser of the principal sum
             -------------------
            of Dollars or the aggregate  unpaid  principal amount of all Ratable
- ------------
Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Ratable Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan and the date and amount of each principal payment hereunder, provided that the failure by the Lender to so record or any mistake in so recording shall not affect the obligations of the Borrower hereunder.

     This Ratable Note is one of the Notes issued pursuant to, and is subject to the terms of and entitled to the benefits of, the Revolving Credit Agreement dated as of July 22, 1996 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and The First National Bank of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Ratable Note, including the terms and conditions under which this Ratable Note may be prepaid or its maturity date accelerated. This Ratable Note is guaranteed pursuant to the Subsidiary Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     THIS RATABLE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                             SEITEL, INC.

                                             By:
                                             Print Name:
                                             Title:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          RATABLE NOTE OF SEITEL, INC.,
                               DATED JULY 22, 1996



             Principal             Maturity           Principal
             Amount of            of Interest           Amount          Unpaid
Date           Loan                 Period               Paid           Balance
- ----         ---------            -----------           ------         ---------

                                   EXHIBIT "B"

                              COMPETITIVE BID NOTE


$25,000,000                                                        July 22, 1996

     Seitel, Inc., a Delaware  corporation (the "Borrower"),  promises to pay to
the  order of                  (the "Lender")  the  aggregate  unpaid  principal
              ----------------
amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to Section 2.5 of the Agreement (as hereinafter defined) in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay each Competitive Bid Loan in full on the last day of such Competitive Bid Loan's applicable Interest Period.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder, provided that the failure by the Lender to so record or any mistake in so recording shall not affect the obligations of the Borrower hereunder.

         This Competitive Bid Note is one of the Notes issued pursuant to, and is subject to the terms of and entitled to the benefits of, the Revolving Credit Agreement dated as of July 22, 1996 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and The First National Bank of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Competitive Bid Note, including the terms and conditions under which this Competitive Bid Note may be prepaid or its maturity date accelerated. This Competitive Bid Note is guaranteed pursuant to the Subsidiary Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         THIS COMPETITIVE BID NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                             SEITEL, INC.


                                             By:
                                             Print Name:
                                             Title:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                              COMPETITIVE BID NOTE
                                 OF SEITEL, INC.
                               DATED JULY 22, 1996


             Principal             Maturity           Principal
             Amount of            of Interest           Amount          Unpaid
Date           Loan                 Period               Paid           Balance
- ----         ---------            -----------           ------         ---------

                                   EXHIBIT "C"

                          COMPETITIVE BID QUOTE REQUEST
                                 (Section 2.5.2)

                                                                         , 19
                                                                    -----    ---

To:       The First National Bank of Chicago,
            as agent (the "Agent")

From:     Seitel, Inc. (the "Borrower")

Re: Revolving Credit Agreement dated as of July 22, 1996, among Seitel, Inc., The First National Bank of Chicago, individually and as Agent and the Lenders parties thereto

     We hereby give notice pursuant to Section 2.5.2 of the Agreement that we request Competitive Bid Quotes setting forth Absolute Rates for the following proposed Competitive Bid Advance(s):

Borrowing Date:              , 19
                ------------     ---

Principal Amount 1                                             Interest Period 2
- ----------------                                               ---------------
$


     Upon acceptance by the undersigned of any or all of the Competitive Bid Loans offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of such date that the representations and warranties made in the Agreement are true and correct in all material respects. Capitalized terms used herein have the meanings assigned to them in the Agreement.

                                             SEITEL, INC.

                                             By:
                                             Print Name :
                                             Title:

1    Amount must be at least $2,000,000 and an integral multiple of $1,000,000.


2 From 1 to 29 days, subject to the provisions of the definition of Absolute Rate Interest Period.

                                   EXHIBIT "D"

                      INVITATION FOR COMPETITIVE BID QUOTES
                                 (Section 2.5.3)


                                                                         , 19
                                                                  -------    ---
To:  [Name of Lender]

Re:  Invitation for Competitive Bid Quotes to Seitel, Inc. (the "Borrower")

     Pursuant to Section 2.5.3 of the Revolving Credit Agreement dated as of July 22, 1996 (the "Agreement"), among Seitel, Inc., The First National Bank of Chicago, individually and as Agent, and the Lenders parties thereto, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes setting forth Absolute Rates to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:              , 19
                ------------     ---

Principal Amount                                                 Interest Period
- ----------------                                                 ---------------
$


     Your Competitive Bid Quote must comply with Section 2.5.4 of the Agreement and the foregoing terms in which the Competitive Bid Quote Request was made.
Capitalized terms used herein have the meanings assigned to them in the Agreement.

     Please respond to this  invitation by no later than 9:00 a.m.  Chicago time
on          , 19   .
   --------     ---

                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as Agent


                                             By:
                                                  ------------------------------
                                                  Authorized Officer

                                   EXHIBIT "E"
                              COMPETITIVE BID QUOTE
                                 (Section 2.5.4)

                                                                         , 19
                                                                   ------    ---

To:  The First National Bank of Chicago, as Agent Attn:

Re:  Competitive Bid Quote to Seitel, Inc. (the "Borrower")

In response to your invitation on behalf of the Borrower dated , 19 , we hereby make the following Competitive Bid Quote pursuant to Section 2.5.4 of the Revolving Credit Agreement hereinafter referred to and on the following terms:

1.   Quoting Lender:
                     ----------------------
2.   Person to contact at Quoting Lender:
                                          --------------------
3.   Borrowing Date:        , 19   1
                     ------     ---
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal                  Interest                 Absolute             Minimum
 Amount2                    Period3                   Rate4              Amount5
- ---------                  --------                 --------             -------

$





- ------------------------------------------------

1    As specified in the related Invitation.
2 Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for $2,000,000 and an integral multiple of $1,000,000.
3    From 1 to 29 days, as specified in the related Invitation.
4    Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
5    Specify   minimum  amount  which  the  Borrower  may  accept  (see  Section
     2.3.4(b)(iv).

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit Agreement dated as of July 22, 1996 (the "Agreement"), among Seitel, Inc., The First National Bank of Chicago, individually and as Agent and the Lenders parties thereto, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.


                                             Very truly yours,

                                             [NAME OF LENDER]



Dated:             , 19                      By:
          --------     ---                        ------------------------------
                                                  Authorized Officer

                                   EXHIBIT "F"
                                 FORM OF OPINION

                        GARDERE WYNNE SEWELL & RIGGS, LLP
                                 333 CLAY AVENUE
                                   SUITE 800
                           HOUSTON, TEXAS 77002-4086

                                 July 22, 1996




The First National Bank of Chicago,
  individually and as Agent for Lenders
One First National Plaza
Chicago, Illinois 60670


     Re:  Seitel, Inc. (the "Borrower")
          Our File No. 979275/094
          -----------


Ladies and Gentlemen:

     We have acted as counsel to the Borrower and Seitel Data Corp. ("SDC"), Seitel Delaware, Inc. ("SDI"), Seitel Management, Inc. ("SMI"), Seitel Geophysical, Inc. ("SGI"), DDD Energy, Inc. ("DDD"), Seitel Gas & Energy Corp. ("SGE"), Seitel Power Corp. ("SPC"), Seitel Natural Gas, Inc. ("SNG"), Matrix Geophysical, Inc. ("Matrix"), Exsol, Inc. ("Exsol"), Datatel, Inc. ("Datatel"), Seitel Offshore Corp. (SOC"), all Delaware corporations, Geo-Bank, Inc. ("Geo-Bank") and Alternative Communication Enterprises, Inc. ("ACE"), each a Texas corporation, Seitel International, Inc. ("SII") and African Geophysical, Inc. ("AGI"), each a Cayman Islands corporation, and Seitel Data Ltd., a Texas limited partnership ("SDL", and collectively with SDC, SDI, SMI, SGI, DDD, SGE, SPC, SNG, Matrix, Exsol, Datatel, SOC, Geo-Bank, ACE, SII, and AGI, the "Subsidiary Guarantors," and such Subsidiary Guarantors collectively with the Borrower, the "Seitel Companies") in connection with their execution and delivery of (i) a Revolving Credit Agreement among the Borrower, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein dated as of July 22, 1996 (the "Agreement") and (ii) a Subsidiary Guaranty dated as of July 22, 1996 made by the Subsidiary Guarantors in favor of the Agent, for the benefit of the Lenders. In acting as such counsel, we have examined:

          (a) the Agreement;

          (b) the Notes of even date herewith; and

          (c) the Subsidiary Guaranty.

     The documents listed in paragraphs (a) through (c) above are referred to herein as the "Loan Documents." The capitalized terms used herein and not defined herein have the meanings specified in the Agreement.

     In addition, we have examined such public records and documents, statutes, certificates of officers of Borrowers, and certificates of public officials, that we deem necessary for this opinion.

     We advise you that we have previously represented the Borrower and certain Subsidiary Guarantors only with respect to specific matters referred to us. Consequently, there are matters of a legal nature concerning the Borrower and the Subsidiary Guarantors of which we have no knowledge.

     In rendering this opinion, we have assumed the following: (i) that Agent and Lenders are duly organized, validly existing and in good standing under all applicable laws and have all requisite corporate power and authority to execute and deliver the Loan Documents and perform the applicable provisions thereof;
(ii) that all the Loan Documents to which Agent or Lenders are a party have been duly authorized, executed and delivered by Agent and Lenders; (iii) that such instruments are legal, valid, binding and enforceable in accordance with their terms as to Agent and Lenders; (iv) that neither Agent nor any Lender is involved in any court or administrative proceeding relating to or otherwise affecting this transaction or subject to any order, writ, injunction or decree of any court or governmental agency or commission which would prohibit the execution or delivery of such documents or the consummation of any transaction therein contemplated; (v) that there is no requirement of consent, approval or authorization by any person or governmental authority regarding the Loan Documents or the transactions contemplated thereby with respect to Agent or Lenders; (vi) that all of the material terms and conditions of the loan contemplated by the Agreement are correctly and completely embodied in the Loan Documents; and (vii) that Agent and Lenders will comply with all the terms and provisions of the Loan Documents including, without limitation, the usury savings clause contained therein. We have also assumed the genuineness of all signatures (except for the signatures of the Borrower and the Subsidiary Guarantors), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, the correctness of all statements set forth in certificates or written documents of governmental officials and certificates or written documents of the Borrower or the Subsidiary Guarantors or representatives of the Borrower or the Subsidiary Guarantors as to corporate or partnership proceedings, incumbency of officers and other factual matters (which statements, to our knowledge, are correct), and that none of the parties upon whom we have relied for purposes of this opinion has perpetuated a fraud upon any of the parties to the transactions contemplated by the Agreement or any of the attorneys representing any of such parties.

     Our opinions expressed below assume the acceptance of the Loan Documents by Agent and Lenders so that such instruments have mutuality of binding effect, and this opinion is to be effective only upon such occurrence.

     Based upon the foregoing and subject to the limitations, qualifications and exceptions set forth below, we are of the following opinions:

     1. (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as currently conducted.


          (b)  Each  Subsidiary  Guarantor  incorporated  under  the laws of any jurisdiction within the United States is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own its property and carry on its business as currently conducted.

          (c) SDL is a limited partnership duly organized and validly existing under the laws of the state of Texas and has all requisite partnership power and authority to own its property and carry on its business as currently conducted.

     2. (a) The Borrower has the requisite corporate power and authority to execute and deliver the Agreement and the Notes, and the Borrower's obligations under the Agreement and the Notes may be performed in a manner which is within the Borrower's corporate power and authority.

          (b) The obligations of each Subsidiary Guarantor organized under the laws of any jurisdiction within the United States under the Subsidiary Guaranty may be performed in a manner which is within such Subsidiary Guarantor's corporate power and authority.

     3. (a) The Loan Documents have been duly authorized by all necessary corporate action on the part of the Borrower, have been executed and delivered by duly authorized officers of the Borrower, and the
          Agreement and the Notes constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

          (b) The Subsidiary Guaranty has been duly authorized by all necessary corporate or partnership action on the part of the Subsidiary Guarantors, has been executed and delivered by duly authorized officers of the Subsidiary Guarantors that are corporations and by a duly authorized officer of the general partner of SDL, and constitutes a legal, valid and binding obligation of each Subsidiary Guarantor organized under the laws of any jurisdiction within the United States, enforceable against each such Subsidiary Guarantor in accordance with its terms.

     4. (a) The execution and delivery of the Agreement and the Notes by the Borrower will not, and the obligations of the Borrower thereunder may be performed in a manner which will not, conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of the property of the Borrower pursuant to, the certificate of incorporation or by-laws of the Borrower, any applicable statute, rule or regulation to which the Borrower is subject, or any order, writ, judgment, injunction, decree, award, agreement or instrument known to us to which the Borrower is a party or by which its properties may be bound, except for (i) such conflicts, violations, breaches, defaults or encumbrances under agreements and instruments as may have been waived by the other party thereto, or (ii) such conflicts, violations, breaches, defaults or encumbrances under agreements and instruments which would not have, alone or in the aggregate, a Material Adverse Effect.

          (b) The obligations of each of the Subsidiary Guarantors organized under the laws of any jurisdiction within the United States under the Subsidiary Guaranty may be performed in a manner which will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of the property of any such Subsidiary Guarantors pursuant to the certificate or articles of incorporation or by-laws or limited partnership agreement of any such Subsidiary Guarantor, any applicable statute, rule or regulation to which any such Subsidiary Guarantor is subject, or any order, writ, judgment, injunction, decree, award, agreement or instrument known to us to which any such Subsidiary Guarantor is a party or by which its respective properties may be bound, except for (i) such conflicts, violations, breaches, defaults or encumbrances under agreements and instruments as may have been waived by the other party thereto, or
          (ii) such conflicts, violations, breaches, defaults or encumbrances under agreements and instruments which would not have, alone or in the aggregate, a Material Adverse Effect.

     5. To the best of our knowledge, after inquiry of the lawyers at this firm identified in the third from last paragraph of this opinion letter, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or Governmental Authority, arbitration board or tribunal pending or threatened against a Seitel Company which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     6. No approval, authorization, consent, adjudication or order of any Governmental Authority, which has not been obtained by a Seitel Company, is required to be obtained by a Seitel Company in connection with the execution and delivery of the Loan Documents to which it is a party or the performance of its obligations thereunder.

          The foregoing opinions are subject to and are qualified in all respects by the following:

          (i) The enforceability of the Loan Documents may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect and affecting creditors' rights or the collection of debtors' obligations generally (including, without limitation, laws generally defining and restricting fraudulent conveyances), (b) principles of equity, (c) principles of public policy and (d) requirements of commercial reasonableness and good faith.

          (ii) We express no opinion as to the availability or enforceability of certain provisions or remedies set forth in the Loan Documents, including but not limited to those (a) that purport to provide access to or restrict legal or equitable remedies such as specific performance and the appointment of a receiver, (b) that purport to establish evidentiary standards, (c) that relate to waivers, or to delays or omissions of enforcement of remedies or severance, (d) that attempt to prohibit or restrict the transfer, alienation, mortgaging, encumbering or hypothecation of any property described in the Loan Documents, (e) that relate to subrogation rights or the waiver thereof and (f) that attempt to establish proper venue for the filing and maintenance of any claim, suit or action with respect to the Loan Documents; provided, however, that such limitations on the availability of remedies under the Loan Documents or the legality, validity, binding effect or enforceability of the Loan Documents will not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Loan Documents except for the economic consequences of any procedural delay which may result from such laws.

          (iii) We express no opinion as to the enforceability of provisions in the Loan Documents attempting to establish choice of laws.

          (iv) We express no opinion as to the enforceability of provisions in the Loan Documents as they relate to the rights and obligations among the Lenders and the Agent.

          (v) We express no opinion as to whether the investment in the Notes complies with any statutory, regulatory or other loan limits applicable to any Lender or complies with any other statutes, laws, rules or regulations which prescribe permissible and lawful investments for the Lenders (either as to type, amount, percentage of total investments or otherwise).

     Our "knowledge" as to any matters in connection with this opinion is limited to the actual knowledge of the lawyers in our firm who have participated in the negotiation and preparation of the Loan Documents and such other lawyers in the firm who have represented the Borrower and the Subsidiary Guarantors that the lawyer in charge of the matter reasonably believes should be consulted, and does not include constructive or imputed knowledge.

     We are admitted to the Bar in the State of Texas. This opinion is limited to United States federal law, laws of the State of Texas, and general corporate law of the State of Delaware, all as now in effect, and we disclaim any responsibility to inform you of any change thereto after the date hereof. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction; provided, however, to the extent that the laws of any state other than Texas govern the Loan Documents, you may rely on our opinion to the extent that the laws of such state or states are the same as the laws of the State of Texas, as to which sameness we express no opinion.

     This opinion may be relied upon by the Agent, the Lenders and their participants, and their assignees and other transferees.


                                        Very truly yours,

                                        GARDERE WYNNE SEWELL & RIGGS, L.L.P.



                                        William Mark Young

                                   EXHIBIT "G"

                             COMPLIANCE CERTIFICATE



To:  The Lenders parties to the Credit Agreement Described Below

     This  Compliance  Certificate is furnished  pursuant to that certain Credit
Agreement dated as of       , 19    (as amended,  modified, renewed or  extended
                      ------    ---
from time to time, the "Agreement") among Seitel, Inc. (the "Borrower"), the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected             of the Borrower;
                                -----------

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     [5. Schedule II attached hereto sets forth the determination of the interest rate to be paid for Advances commencing the first day of the month following the delivery hereof.]

     [6. Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement, the Security Agreement and the other Loan Documents and the status of compliance.]

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     The foregoing  certifications,  together with the computations set forth in
Schedule I [and Schedule II] hereto and the financial  statements delivered with
this Certificate  in  support  hereof, are made and  delivered this       day of
                                                                    ------
         , 19    .
- --------     ----


                                             -----------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                    Compliance as of           , 199    with
                                     ---------      --
                    Provisions           of and            of
                              ----------        ----------
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                               Rate Determination

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                             Reports and Deliveries

                                   EXHIBIT "H"

                              ASSIGNMENT AGREEMENT

     This    Assignment   Agreement  (this  "Assignment    Agreement")   between
               (the "Assignor") and             (the  "Assignee") is dated as of
- --------------                      -----------
            , 19    . The parties hereto agree as follows:
- -----------     ---

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Revolving Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.


     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.


     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section [12.3.1] of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or
(b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

* Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or [commitment] fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by the Borrower or if the commitment fee was of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.


     6.   REPRESENTATIONS  OF  THE  ASSIGNOR;   LIMITATIONS  ON  THE  ASSIGNOR'S
LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.


     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

* to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.


     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section [12.3.1] of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.


     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.


     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                             [NAME OF ASSIGNOR]

                                             By:

                                             Title:




                                             [NAME OF ASSIGNEE]

                                             By:

                                             Title:

                                   SCHEDULE 1
                             to Assignment Agreement

1.   Description and Date of Credit Agreement: Revolving Credit Agreement dated as of July 22, 1996 among Seitel,
                                               Inc., the  Lenders and  The First
                                               National  Bank  of  Chicago,   as
                                               agent

2.   Date of Assignment Agreement:          , 19
                                   --------      ----

3.   Amounts (As of Date of Item 2 above):


     a.   Total of Commitments
          (Loans)* under
          Credit Agreement                        $
                                                   -------------------

     b.   Assignee's Percentage
          of each Facility purchased
          under the Assignment
          Agreement**                                                 %
                                                  --------------------

     c.   Amount of Assigned Share in
          each Facility purchased under
          the Assignment
          Agreement                               $
                                                   -------------------

4.   Assignee's Aggregate (Loan
     Amount)*  Commitment Amount
     Purchased Hereunder:                         $
                                                   -------------------

5.   Proposed Effective Date:
                                                  --------------------
Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By:                                          By:
Title:                                       Title:


* If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**   Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

               Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT "I"
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT


                                                                       , 19
                                                               --------     ----
To:  [NAME OF BORROWER]

     -------------------

     -------------------



     [NAME OF AGENT]

     -------------------

     -------------------


From:[NAME OF ASSIGNOR] (the "Assignor")

     [NAME OF ASSIGNEE] (the "Assignee")


     1. We refer to that Credit Agreement (the "Credit Agreement")  described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement,
dated as of          , 19    (the "Assignment"),  pursuant to which, among other
           ---------     ---
things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,000 required by Section 12.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                             NAME OF ASSIGNEE

By:                                          By:
Title:                                       Title:

ACKNOWLEDGED                                 ACKNOWLEDGED AND CONSENTED TO
 BY [NAME OF AGENT]                          BY SEITEL, INC.

By:                                          By:
Title:                                       Title:

                 [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT "I"
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To: The First National Bank of Chicago, as Agent (the "Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated as of July 22, 1996 (as the same may be amended or modified, the "Credit Agreement"), among Seitel, Inc. (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.12 of the Credit Agreement.

Facility Identification Number(s)
                                 -----------------------------------------------

Customer/Account Name
                     -----------------------------------------------------------

Transfer Funds To
                 ---------------------------------------------------------------

For Account No.
               -----------------------------------------------------------------

Reference/Attention To
                      ----------------------------------------------------------

Authorized Officer (Customer Representative)              Date
                                                              ------------------
- --------------------------------------------
(Please Print)
                                                          ----------------------
                                                                   Signature

Bank Officer Name                                         Date
                                                              ------------------
- --------------------------------------------
(Please Print)
                                                          ----------------------
                                                                   Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT "J"

                           FORM OF SUBSIDIARY GUARANTY

     THIS  SUBSIDIARY  GUARANTY (this  "Guaranty") is made as of the
                                                                    ------------
day of             , 1996, by                    , a                corporation,
       -----------            ------------------      -------------
,               a                corporation,               , a
 --------------   --------------             --------------     ----------------
corporation,               ,  a                corporation,                 ,  a
            --------------      --------------              ---------------
                corporation,  a                corporation, and                ,
- ---------------                 --------------                  ---------------
a                corporation  (collectively,  the  "Subsidiary  Guarantors")  in
  --------------
favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement referred to below.


                                   WITNESSETH:

     WHEREAS, Seitel, Inc., a Delaware corporation (the "Principal"), THE FIRST NATIONAL BANK OF CHICAGO, as a Lender and as Agent (the "Agent"), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

     WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all principal, interest and other amounts that shall be at any time payable by the Principal under the Credit Agreement, the Notes and the other Loan Documents; and

     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, the Notes, and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION l. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

     SECTION 2. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

          (a) such Subsidiary Guarantor (i) is a corporation or a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (ii) is duly qualified as a foreign corporation or partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) has the corporate or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof;

          (b) the execution and delivery of this Guaranty and the performance by such Subsidiary Guarantor of its obligations hereunder have been duly authorized by all necessary corporate or partnership action and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (c)  the  execution,  delivery  and  performance  by  such  Subsidiary
     Guarantor of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Borrower or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, partnership agreement or other significant governing document, or any other agreement or instrument to which the Borrower or any Restricted Subsidiary is bound or by which the Borrower or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower or any Restricted Subsidiary;

          (d) after giving effect to the transactions contemplated by the Credit Agreement and this Guaranty and as of the date of its execution and delivery of this Guaranty (i) the fair salable value of the assets of such Subsidiary Guarantor, taken as a whole, exceeds its liabilities, taken as a whole, (ii) such Subsidiary Guarantor is able to pay and discharge all of its debts (including, without limitation, its current liabilities) as they become due, (iii) such Subsidiary Guarantor will not be insolvent and will not be engaged in any business or transaction for which it has unreasonably small assets or capital and (iv) such Subsidiary Guarantor has no intent to hinder, delay or defraud any entity to which it is, or will become, indebted, or to incur debts that would be beyond its ability to pay as they mature.

     SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Principal pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Principal under the Credit Agreement and the other Loan Documents including, without limitation, the Obligations (all of the foregoing, subject to the provisions of Section 9 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be.

     SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principal under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

     (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

     (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Obligations;

     (iv) any change in the corporate or partnership existence, structure or ownership of the Principal or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Obligations;

     (v) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

     (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, the Notes, or any other Loan Document; or

     (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

     SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6. Waiver of Notice. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of the Obligations, or any other Person.

     SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are paid in full and any commitment to lend under the Credit Agreement and other Loan Documents is terminated.

     SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

     SECTION 9. Limitation on Obligations. (a) It is the intention of each of the Subsidiary Guarantors and the Lenders that each of the Subsidiary Guarantor's obligations hereunder shall be in, but not in excess of, as of any date, the greater of the following (such greater amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"): (i) the aggregate amount of all monies received by the Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount (such amount being the Subsidiary Guarantor's "Alternative Limitation") not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (collectively, the "Bankruptcy Code"). To that end, but as to the Alternative Limitation of the Subsidiary Guarantors, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if the Subsidiary Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Subsidiary Guarantor insolvent, or leave the Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause the Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code. This Section 9(a) with respect to the Alternative Limitation of the Subsidiary Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Alternative Limitation, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.

     (b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time-to-time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

     (c) In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying

Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to
(ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution
hereunder).   Nothing  in  this  Section  9  (c)  shall  affect  any  Subsidiary
Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 13.1 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

     SECTION 11. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

     SECTION 13. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders.

     SECTION 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN
CHICAGO, ILLINOIS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY
GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 15. AGENT FOR SERVICE OF PROCESS. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER, BROUGHT BY THE AGENT OR ANY LENDER AGAINST SUCH SUBSIDIARY GUARANTOR OR ANY OF ITS PROPERTY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. WITHOUT LIMITING THE FOREGOING, SUCH SUBSIDIARY GUARANTOR HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OR IN THE STATE OF ILLINOIS:

                              CT CORPORATION SYSTEM
                              208 S. LASALLE STREET
                              CHICAGO, ILLINOIS 60604

TO RECEIVE, FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS. EACH SUBSIDIARY GUARANTOR SHALL AT ALL TIMES MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN CHICAGO, ILLINOIS AND MAY FROM TIME TO TIME APPOINT SUCCEEDING AGENTS FOR

SERVICE OF PROCESS BY NOTIFYING THE AGENT OF SUCH APPOINTMENT, WHICH AGENTS SHALL BE ATTORNEYS, OFFICERS OR DIRECTORS OF SUCH SUBSIDIARY GUARANTOR, OR CORPORATIONS WHICH IN THE ORDINARY COURSE OF BUSINESS ACT AS AGENTS FOR SERVICE OF PROCESS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OR RIGHT OF THE AGENT OR ANY LENDER TO SERVE ANY WRIT, PROCESS OR SUMMONS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

     SECTION 16. Taxes. etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made.

         IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.


                                                  ------------------------------

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                                                       -------------------------

                                                  Title:
                                                        ------------------------


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                                                  By:
                                                       -------------------------

                                                  Title:
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                                Page 190 of 200

                                     ANNEX I

                           [FORM OF JOINDER AGREEMENT]

                                JOINDER AGREEMENT

[DATE]


The First National Bank of Chicago, as agent for the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

     Reference  is made  to the  Guaranty dated as of July    , 1996 (as amended
                                                          ----
or restated from time to time, the "Guaranty"), made by SEITEL DATA CORP., a Delaware corporation, SEITEL GEOPHYSICAL, INC., a Delaware corporation, DDD ENERGY, INC., a Delaware corporation, SEITEL GAS & ENERGY CORP., a Delaware corporation, SEITEL POWER CORP., a Delaware corporation, SEITEL NATURAL GAS, INC., a Delaware corporation, MATRIX GEOPHYSICAL, INC., a Delaware corporation, EXSOL, INC., a Delaware corporation, DATATEL, INC., a Delaware corporation,
SEITEL OFFSHORE CORP., a Delaware corporation, POLYMER DYNAMICS, INC., a Delaware corporation, SEITEL INTERNATIONAL, INC., a Cayman Islands corporation, AFRICAN GEOPHYSICAL, INC., a Cayman Islands corporation, GEO-BANK, INC., a Texas corporation and ALTERNATIVE COMMUNICATION ENTERPRISES, INC., a Texas corporation (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), in favor of the Agent for the ratable benefit of the Lenders (as defined in the Guaranty). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Guaranty.

     [NEW   SUBSIDIARY    GUARANTOR],    a   [jurisdiction   of   incorporation]
corporation/partnership (the "Company"), agrees with you as follows:

     1. Guaranty. The Company hereby unconditionally and expressly agrees to become a party to the Guaranty and to perform and observe each and every one of the covenants, agreements, terms, conditions, obligations, duties and liabilities of a Subsidiary Guarantor thereunder, and that all references to the Subsidiary Guarantors in the Guaranty or any document, instrument or agreement executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references which include the Company, as a Subsidiary Guarantor.

     2. Warranties and Representations. The Company hereby warrants and represents that each of the warranties and representations set forth in Sections 2(a) through 2(d), inclusive, of the Guaranty, are true and correct with respect to the Company as of the date hereof and such warranties and representations are incorporated by reference herein in their entirety. Such representations and warranties shall survive the execution and delivery hereof.

     3. Further Assurances. The Company agrees to cooperate with the Agent and the Lenders and execute such further instruments and documents as the Agent or the Required Lenders shall reasonably request to effect, to the reasonable satisfaction of the Agent and the Required Lenders, the purposes of this Joinder Agreement.

     4. Binding Effect. This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns.

     5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Agent for Service of Process. This Joinder Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the internal laws of the State of Illinois. The provisions of Sections 14 and 15 of the Guaranty shall apply to this Joinder Agreement as if each reference to "this Guaranty" therein was a reference to this Joinder Agreement.

     IN WITNESS WHEREOF, the Company has caused this Joinder Agreement to be executed on its behalf by one of its duly authorized officers.

                                             [NEW SUBSIDIARY GUARANTOR]


                                             By:

                                             Name:

                                             Title:

                                   EXHIBIT "K"

                          FORM OF OPINION TO ACCOMPANY
                                JOINDER AGREEMENT

                                     [Date]

[To be delivered when a new Restricted Subsidiary organized under the laws of any jurisdiction within the United States is formed or acquired by Borrower]


The First National Bank of Chicago,
  individually and as Agent for Lenders
One First National Plaza
Chicago, Illinois 60670


     Re: Joinder Agreement of New Restricted Subsidiary of Seitel, Inc. (the "Borrower") Our File No. 979275/094


Ladies and Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement dated July 22, 1996 among the Borrower, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein (the "Agreement") and
(ii) the Subsidiary Guaranty of even date therewith made by the Subsidiary Guarantors (as defined therein) in favor of the Agent, for the benefit of the Lenders (the "Subsidiary Guaranty"). We have acted as counsel to the Borrower and the Subsidiary Guarantors in connection with their execution and delivery of the Agreement and the Subsidiary Guaranty. This opinion is delivered to you in connection with the execution and delivery to you of a Joinder Agreement pursuant to which [new Restricted Subsidiary], a new Restricted Subsidiary of the Borrower, has become subject to and bound by the terms of the Subsidiary Guaranty. In acting as such counsel, we have examined:

     (a)  the Agreement;

     (b)  the Notes;

     (c)  the Subsidiary Guaranty; and

     (d)  a Joinder  Agreement  executed by [new  Restricted  Subsidiary]  dated
                         , 199   .
          ---------------     ---

     The documents listed in paragraphs (a) through (d) above are referred to herein as the "Loan Documents." The capitalized terms used herein and not defined herein have the meanings specified in the Agreement.

     In addition, we have examined such public records and documents, statutes, certificates of officers of Borrowers, and certificates of public officials, that we deem necessary for this opinion.

     We advise you that we have previously represented the Borrower and certain Subsidiary Guarantors only with respect to specific matters referred to us. Consequently, there are matters of a legal nature concerning the Borrower and the Subsidiary Guarantors of which we have no knowledge.

     In rendering this opinion, we have assumed the following: (i) that Agent and Lenders are duly organized, validly existing and in good standing under all applicable laws and have all requisite corporate power and authority to execute and deliver the Loan Documents and perform the applicable provisions thereof;
(ii) that all the Loan Documents to which Agent or Lenders are a party have been duly authorized, executed and delivered by Agent and Lenders; (iii) that such instruments are legal, valid, binding and enforceable in accordance with their terms as to Agent and Lenders; (iv) that neither Agent nor any Lender is involved in any court or administrative proceeding relating to or otherwise affecting this transaction or subject to any order, writ, injunction or decree of any court or governmental agency or commission which would prohibit the execution or delivery of such documents or the consummation of any transaction therein contemplated; (v) that there is no requirement of consent, approval or authorization by any person or governmental authority regarding the Loan Documents or the transactions contemplated thereby with respect to Agent or Lenders; (vi) that all of the material terms and conditions of the loan contemplated by the Agreement are correctly and completely embodied in the Loan Documents; and (vii) that Agent and Lenders will comply with all the terms and provisions of the Loan Documents including, without limitation, the usury savings clause contained therein. We have also assumed the genuineness of all signatures (except for the signatures of the Borrower and the Subsidiary Guarantors), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, the correctness of all statements set forth in certificates or written documents of governmental officials and certificates or written documents of the Borrower or the Subsidiary Guarantors or representatives of the Borrower or the Subsidiary Guarantors as to corporate or partnership proceedings, incumbency of officers and other factual matters (which statements, to our knowledge, are correct), and that none of the parties upon whom we have relied for purposes of this opinion has perpetuated a fraud upon any of the parties to the transactions contemplated by the Agreement or any of the attorneys representing any of such parties.

     Our opinions expressed below assume the acceptance of the Loan Documents by Agent and Lenders so that such instruments have mutuality of binding effect, and this opinion is to be effective only upon such occurrence.

     Based upon the foregoing and subject to the limitations, qualifications and exceptions set forth below, we are of the following opinions:

          1. [New Restricted Subsidiary] is a corporation duly incorporated, validly existing and in good standing under the laws of the State of and has all requisite corporate power and authority to own its
     ------------
     property and carry on its business as currently conducted.

         [or]

               [New Restricted Subsidiary] is a limited partnership duly organized and validly existing under the laws of the State of
                                                                   -------------
     and has all requisite partnership power and authority to own its property and carry on its business as currently conducted.

          2. The obligations of [new Restricted Subsidiary] under the Joinder Agreement may be performed in a manner which is within such entity's [corporate/partnership] power and authority.

          3. The Joinder Agreement has been duly authorized by all necessary [corporate/partnership] action on the part of [new Restricted Subsidiary], has been executed and delivered by [a duly authorized officer of new Restricted Subsidiary/a duly authorized officer of the general partner of new Restricted Subsidiary], and constitutes a legal, valid and binding obligation of [new Restricted Subsidiary], enforceable against [new Restricted Subsidiary] in accordance with its terms.

          4. The obligations of [new Restricted Subsidiary] under the Joinder Agreement may be performed in a manner which will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of the property of [new Restricted Subsidiary] pursuant to its [certificate or articles of incorporation or by-laws or limited partnership agreement], any applicable statute, rule or regulation to which it is subject, or any order, writ, judgment, injunction, decree, award, agreement or instrument known to us to which it is a party or by which its respective properties may be bound, except for (i) such conflicts, violations, breaches, defaults or encumbrances under agreements and instruments as may have been waived by the other party thereto, or (ii) such conflicts, violations, breaches, defaults or encumbrances under agreements and instruments which would not have, alone or in the aggregate, a Material Adverse Effect.

          5. To the best of our knowledge, after inquiry of the lawyers at this firm identified in the third from last paragraph of this opinion letter, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or Governmental Authority, arbitration board or tribunal pending or threatened against [new Restricted Subsidiary] which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          6. No approval, authorization, consent, adjudication or order of any Governmental Authority, which has not been obtained by [new Restricted Subsidiary], is required to be obtained by [new Restricted Subsidiary] in connection with the execution and delivery of the Joinder Agreement or the performance of its obligations thereunder.

          The foregoing opinions are subject to and are qualified in all respects by the following:

               (i) The  enforceability  of the Loan  Documents may be limited by
          (a) bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect and affecting creditors' rights or the collection of debtors' obligations generally (including, without limitation, laws generally defining and restricting fraudulent conveyances), (b) principles of equity, (c) principles of public policy and (d) requirements of commercial reasonableness and good faith.

               (ii) We express no opinion as to the availability or enforceability of certain provisions or remedies set forth in the Loan Documents, including but not limited to those (a) that purport to provide access to or restrict legal or equitable remedies such as specific performance and the appointment of a receiver, (b) that purport to establish evidentiary standards, (c) that relate to waivers, or to delays or omissions of enforcement of remedies or severance, (d) that attempt to prohibit or restrict the transfer, alienation, mortgaging, encumbering or hypothecation of any property described in the Loan Documents, (e) that relate to subrogation rights or the waiver thereof and (f) that attempt to establish proper venue for the filing and maintenance of any claim, suit or action with respect to the Loan Documents; provided, however, that such limitations on the availability of remedies under the Loan Documents or the legality, validity, binding effect or enforceability of the Loan Documents will not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Loan Documents except for the economic consequences of any procedural delay which may result from such laws.

               (iii)  We  express  no  opinion  as  to  the   enforceability  of
          provisions in the Loan Documents attempting to establish choice of laws.

               (iv) We express no opinion as to the enforceability of provisions in the Loan Documents as they relate to the rights and obligations among the Lenders and the Agent.

               (v) We express no opinion as to whether the investment in the Notes complies with any statutory, regulatory or other loan limits applicable to any Lender or complies with any other statutes, laws, rules or regulations which prescribe permissible and lawful investments for the Lenders (either as to type, amount, percentage of total investments or otherwise).

     Our "knowledge" as to any matters in connection with this opinion is limited to the actual knowledge of the lawyers in our firm who have participated in the negotiation and preparation of the Loan Documents and such other lawyers in the firm who have represented the Borrower and the Subsidiary Guarantors that the lawyer in charge of the matter reasonably believes should be consulted, and does not include constructive or imputed knowledge.

     We are admitted to the Bar in the State of Texas. This opinion is limited to United States federal law, laws of the State of Texas, and general corporate law of the State of Delaware, all as now in effect, and we disclaim any responsibility to inform you of any change thereto after the date hereof. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction; provided, however, to the extent that the laws of any state other than Texas govern the Loan Documents, you may rely on our opinion to the extent that the laws of such state or states are the same as the laws of the State of Texas, as to which sameness we express no opinion.

     This opinion may be relied upon by the Agent, the Lenders and their participants, and their assignees and other transferees.


                                Very truly yours,

                                   EXHIBIT "L"

                       FORM OF LENDER ASSUMPTION AGREEMENT


                                                        Dated:
                                                              ------------------

Seitel, Inc.
50 Briar Hollow Lane W.
7th floor
Houston, Texas  77027

Attention:   Debra D. Valice, Vice President of Finance
             Chief Financial Officer, Treasurer and Secretary Treasurer

The First National Bank of Chicago, as agent
One First National Plaza
Chicago, Illinois  60670

Attention:

Ladies and Gentlemen:

     Reference is made to the Revolving Credit Agreement dated as of July 22, 1996 among Seitel, Inc. (the "Borrower"), The First National Bank of Chicago, individually and as Agent, and the Lenders named therein (the "Credit Agreement"), terms defined therein being used herein as therein defined).

     The undersigned (the "Assuming Lender") proposes to become an Assuming Lender pursuant to Section 2.17 of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on [applicable Increase Date] and that its Commitment shall as of such date be
$                .
 ----------------

     The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.5 thereof, the most recent financial statements referred to in Sections 6.1(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1; and (vi) attaches, if it is not incorporated under the laws of the United States of America or a state thereof, the forms prescribed by the Internal Revenue Services of the United States required under Section 4.3 of the Credit Agreement.

     The Assuming Lender requests that the Borrower deliver to the Agent (to be promptly delivered to the Assuming Lender) a Ratable Note and a Competitive Bid Note payable to the order of the Assuming Lender, dated as of the [Increase Date].

     The effective date for this Lender Assumption Agreement shall be [applicable Increase Date]. Upon delivery of this Lender Assumption Agreement to the Company and the Agent, and satisfaction of all conditions imposed under
Section 2.17(a) as of [date specified above], the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of [date specified above], the Agent shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.

     This Lender Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart of this Lender Assumption Agreement.

     This Lender Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                             Very truly yours,

                                             [NAME OF ASSUMING LENDER]

                                             By:
                                             Title:

Acknowledged and Agreed to:

SEITEL, INC.

By:
Title:


THE FIRST NATIONAL BANK OF CHICAGO, as agent

By:
Title: